UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-12

SiteOne Landscape Supply, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2020 PROXY STATEMENT
AND
NOTICE OF 2020 ANNUAL
MEETING OF STOCKHOLDERS
Wednesday, May 13, 2020
9:00 a.m., Eastern Time

300 Colonial Center Parkway
Suite 600
Roswell, Georgia 30076
April 1, 2020
Dear Fellow Stockholders:
On behalf of the Board of Directors of SiteOne Landscape Supply, Inc., I would like to express our appreciation for your continued interest in our company.
It is my pleasure to invite you to SiteOne’s Annual Meeting of Stockholders, to be held on Wednesday, May 13, 2020, at 9:00 a.m., Eastern Time.
In light of the coronavirus, or COVID-19, outbreak, for the safety of all of our stakeholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet at www.virtualshareholdermeeting.com/SITE2020. If you plan to participate in the virtual meeting, please see “Proxy Statement Q&A”.
The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how the Board operates and provides compensation and other information about the management team and Board.
Your vote is important. Whether or not you plan to attend the Annual Meeting, I strongly encourage you to vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How Do I Vote” beginning on page 10 of the Proxy Statement, or, if you received a paper copy of the Proxy Statement, your enclosed proxy card.
In addition, I would like to once again emphasize that the Board places a very high value on our interactions with stockholders. As a result of our robust stockholder outreach program in 2018, we made a number of enhancements to our corporate governance practices last year, including eliminating supermajority voting requirements and adding another female director to our Board. We also made significant strides in our social and environmental responsibility efforts, which are discussed in detail on the “Responsibility” tab of our website.
This past year, we continued to build upon the prior year’s outreach program, meeting with investors who collectively held approximately 53% of our outstanding shares. Please review the summary of our outreach program on page 2 of the Proxy Statement. The feedback we received during these meetings contributed positively to our boardroom conversations and decision-making, and we look forward to continuing to strengthen this program in the future.
Thank you for your ongoing support of SiteOne.
Sincerely,
Doug Black
Chairman of the Board and Chief Executive Officer

300 Colonial Center Parkway
Suite 600
Roswell, Georgia 30076
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
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Date and Time: Wednesday, May 13, 2020, at 9:00 a.m., Eastern Time.

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Access: Our Annual Meeting can be accessed virtually via the Internet at: www.virtualshareholdermeeting.com/SITE2020

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Record Date: March 17, 2020

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Business To Be Conducted:

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Elect the two Class I nominees named in the accompanying Proxy Statement as Class I directors for a term expiring at the 2023 Annual Meeting of Stockholders.

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Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2021.

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Hold a non-binding advisory vote to approve executive compensation.

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Approve the SiteOne Landscape Supply, Inc. 2020 Omnibus Equity Incentive Plan (the “2020 Plan”).

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Transact such other business as may properly come before the 2020 Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT AND “FOR” EACH OF THE OTHER ABOVE PROPOSALS.
In light of the coronavirus, or COVID-19, outbreak, for the safety of all of our stakeholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet at www.virtualshareholdermeeting.com/SITE2020.
To participate (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction form or Notice. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.
Your vote is important. For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How Do I Vote” beginning on page 10 of the Proxy Statement, or, if you received a paper copy of the Proxy Statement, your enclosed proxy card.

L. Briley Brisendine Executive Vice President, General Counsel and Secretary Roswell, Georgia April 1, 2020

2020 PROXY STATEMENT
We are providing this Proxy Statement in connection with the solicitation by the board of directors (the “Board”) of SiteOne Landscape Supply, Inc. of proxies to be voted at our 2020 Annual Meeting of Stockholders and at any reconvened or rescheduled meeting following any adjournment or postponement. The Annual Meeting will be held on Wednesday, May 13, 2020, at 9:00 a.m., Eastern Time in a virtual meeting format only, via the Internet, at www.virtualshareholdermeeting.com/SITE2020.
This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 13, 2020: This Proxy Statement is first being sent to stockholders on or about April 1, 2020. This Proxy Statement and our 2019 Annual Report on Form 10-K are available at www.proxyvote.com.

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2019 HIGHLIGHTS
This summary highlights information regarding our financial performance, compensation program and governance. The summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.
2019 Performance Highlights

(1)
Adjusted EBITDA is a non-GAAP financial measure. Reconciliation to the corresponding GAAP financial measure can be found in Appendix A to this Proxy Statement.

Governance Evolution Through Stockholder Engagement & Responsive Actions
The Board is committed to strong corporate governance. As we continue our transition from a “controlled company” to a widely-held company following the completion of our former sponsors’ sell-down of their equity ownership positions in 2017, we are committed to evolving our Board and our corporate governance processes to reflect the changes in our Company’s business and stockholder base. We are committed to establishing and maintaining strong corporate governance practices that reflect high standards of ethics and integrity and promote long-term stockholder value. Stockholder feedback received through engagement is an integral part of the Board’s corporate governance review process. The Board and management team are committed to building and maintaining open communication whereby stockholders can express their views, as well as gain insight into our perspectives on long-term stockholder value.

Top 20 Stockholder Engagement

35%
65%
Participating
Non-Participating

We are proud of our efforts to engage with our stockholders to deepen the Board’s understanding of our stockholders’ interests and priorities. In addition to ordinary course investor conferences, earnings calls and one-on-one investor conference calls and meetings, in which we have been actively involved since our IPO, we conducted targeted outreach with stockholders representing a substantial portion of our stockholder base to discuss our corporate governance practices in each of the past two years. For our stockholder outreach program in 2019, we invited our top 20 stockholders to provide feedback on our governance practices. Of these top 20 stockholders, 13 (65%) accepted our invitation and provided feedback, representing approximately 53% of our shares outstanding. Our Board of Directors, including the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) and the Board’s newly-renamed Human Resources and Compensation Committee (the “Human Resources and Compensation Committee”), reviewed feedback from our stockholders.

As a result of our discussions with stockholders in 2018, we made a number of enhancements to our governance practices in the past year, including:
Eliminating supermajority voting requirements;
Appointing an additional female director;
Adding performance shares to executive officer compensation;
Amending our Executive Officer Ownership Policy to increase the CEO holding requirement and exclude the value of in-the-money options from ownership calculation;
Enhancing safety, environmental and social policies and practices and disclosure;
Enhancing disclosure in our proxy statement regarding director skills, background and qualifications;
Amending our anti-hedging policy to prohibit pledging of Company stock by executive officers;
Adopting a new Non-Employee Director Equity Ownership Policy; and
Significantly improving our social and environmental policies, including adopting a Human Rights Policy, Supplier Code of Conduct and Environmental Policy.
During this year’s stockholder outreach program, stockholders shared perspectives on a number of important governance issues, including:
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Our proactive engagement and attention to environmental, social, and governance issues, which several investors noted was atypical for companies of our size;

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Our classified board structure, which no investor expressed concern about at this time; and

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Perspectives (sometimes differing) on executive compensation design, particularly on preferred performance metrics and equity vehicles.

Regarding our classified board structure, we had extensive conversations with our stockholders. Stockholders noted the general trend towards annually elected boards at large capitalization companies, but also noted our Company’s specific circumstances including a relatively small market capitalization, cyclical industry and track record of stockholder returns since our IPO. Through our discussions, we learned that our investors generally have a positive or constructive view of our classified board structure at this point in time as a result of these company specific circumstances. Importantly, none of the stockholders we engaged with this year (representing roughly 59% of our outstanding shares) opposed our classified board structure.
We intend to continue a cycle of year-round stockholder engagement in 2020, including our regular participation at analyst meetings and conferences and periodic engagement on corporate governance and compensation topics. In addition to input on current corporate governance topics, we invite dialogue about any other topics or trends our stockholders may wish to discuss, including stockholder views on the continued appropriateness of our classified Board structure as well as sustainability reporting metrics and related governance issues. The Board considers feedback from these conversations during its deliberations, and our engagement activities have produced valuable feedback that informs our decisions and our strategy.
The Board has established a process for stockholders to communicate with its members. Any stockholder or interested party who wishes to communicate with the Board as a whole, any of its committees, the independent directors, or any individual member of the Board may write to or email the Company at SiteOne Landscape Supply, Inc., 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076, Attention: Briley Brisendine, Secretary, or boardofdirectors@siteone.com.
Governance Highlights
Since our IPO, we have undertaken an extensive board refreshment process to transition to a board with the independence, skills and qualifications reflective of our business. Of particular importance, we have prioritized enhancing the diversity of our Board, which is now comprised of a majority of directors who are women or from diverse backgrounds.

We have a highly-experienced Board that brings a range of relevant skills and qualifications to the Company. Key highlights of our Board composition include:
Board Independence		Board Diversity
86%	6 of 7 directors are independent	57%	4 of 7 directors are women or from diverse backgrounds
Board Refreshment		Average Tenure
43%	3 of 7 directors have been added since 2017	3.4Yrs	Average director tenure
In addition, our governance “best practices” include the following:

Independent Committees	• All of our committees are composed solely of independent directors
Empowered Lead Director
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Our independent directors elect our independent Lead Director

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Our Lead Director has meaningful responsibility including:

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serving as liaison between independent directors and the Chairman;

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chairing executive sessions of independent directors; and

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consulting with the CEO on matters relating to management effectiveness and Board performance

Board Leadership Evaluation and Succession Planning	• The Board annually evaluates the CEO’s performance • The Board annually conducts a rigorous review and assessment of the succession planning process for the CEO and other executive officers
Majority Vote Threshold	• Our Charter and By-laws may be amended by a majority vote of our stockholders
Board & Committee Evaluations	• The Board and each of our committees conduct detailed annual self-evaluations
Limits on Outside Board Service	• Outside directors are limited to service on four other public company boards • Currently, our CEO does not serve on any other public company boards
Anti-Hedging/Pledging Policy
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Our insider trading policy bars our directors and executive officers from entering into pledging or hedging or monetization transactions designed to limit the financial risk of ownership of the Company’s securities

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None of our directors or executive officers have any pledged SiteOne equity

No “Poison Pill”	• We do not have a “poison pill” plan in place
Executive Sessions
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The Board and Board committees meet regularly in executive session

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In 2019, the independent directors met in executive session at each of the Board’s four quarterly meetings

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At least once a year, the independent directors meet in an executive session with the CEO (without the other executive officers), with the Lead Director presiding at such sessions

Compensation Highlights
Our executive compensation program is designed to encourage high performance and results that will create value for our stockholders while avoiding unnecessary risks. We structure compensation to pay for performance, with clear and measurable goals and aggressive performance targets. To create a “pay for performance” environment, compensation is weighted toward at-risk compensation. Our long-term equity incentive program, which consisted of approximately 50% stock options, 25% restricted stock units (“RSUs”) and 25% performance stock units (“PSUs”) for the fiscal year ended December 29, 2019 (the “2019 Fiscal Year”), is designed to serve stockholders’ best interests in our sustained long-term performance by including performance-based awards, extended vesting schedules and meaningful stock ownership requirements. The PSUs, which reflect a target number of shares that may be issued to the award recipient at the end of a three-year award cycle based on the achievement of rigorous performance targets established at the time of grant, utilize a three-year relative pre-tax earnings growth metric highly correlated with stock price performance, with the actual number of shares granted subject to modification based on a three-year average absolute return on invested capital (“ROIC”) metric. PSUs are capped at 200% of target. The value of the option grants depends on our future performance, as the options carry a strike price based on the trading price of our stock on the date of grant. In addition, under our long-term equity incentive plan, underwater options are prohibited from being repriced without stockholder approval. We believe our named executive officers (“NEOs”) are compensated in a manner consistent with our strategy, competitive practice, sound compensation governance principles and alignment with stockholder interests.
For the 2019 Fiscal Year, base salaries for our NEOs were, in aggregate, between the 25th and 50th percentile of our peer group. The target for the Adjusted EBITDA metric under our annual incentive program was $210 million, an increase of more than 21% compared to the results for the fiscal year ended December 30, 2018 (the “2018 Fiscal Year”). Maximum payouts under the Adjusted EBITDA metric are capped at 250% of target, with the remaining components each capped at 150% of target. Notwithstanding our strong financial results that delivered double-digit growth, short-term cash incentive payouts for each of our NEOs on the Adjusted EBITDA component (constituting 70% of the performance metric weighting for each of our NEOs) were only 77% of target for the 2019 Fiscal Year as our Adjusted EBITDA fell short of target.
Compensation Best Practices:
What We Do
✓	Strong emphasis on performance-based compensation, with a significant portion of NEOs’ overall compensation tied to Company performance	✓	Human Resources and Compensation Committee, like all of the Board committees, comprised solely of independent directors
✓	Aggressive annual Adjusted EBITDA targets	✓	Rigorous measures tied to Company Net Promoter Score, Organic Sales Growth and individual strategic performance in the annual incentive plan and relative earnings and ROIC in the PSU awards
✓	Mix of short-term and long-term incentives, with performance awards representing a meaningful portion of long-term incentive pay	✓	Human Resources and Compensation Committee advised by independent compensation consultant who performs no other services to the Company
✓	Annual cash incentives for NEOs limited to 250% and 150% of target, for financial performance and other metrics, respectively	✓	Meaningful stock ownership requirements for executives and non-employee directors
✓	Double-trigger change-in-control cash severance benefits	✓	Robust clawback policy for incentive compensation paid to our executive officers, including the ability to clawback for fraud, misconduct, or illegal activity

What We Don’t Do
Discount or reprice stock options	Allow hedging, pledging or short sales
Gross up excise taxes that may become due upon a change in control	Guarantee incentive awards for executives
Provide incentives that encourage excessive risk-taking	Provide perquisites for executives

PROXY STATEMENT Q&A
What are the proxy materials and why am i receiving them?

The accompanying proxy is delivered and solicited on behalf of the Board of SiteOne Landscape Supply, Inc., a Delaware corporation (referred to as “SiteOne,” the “Company,” “we,” “us,” or “our”), in connection with our Annual Meeting to be held on Wednesday, May 13, 2020, at 9:00 a.m., Eastern Time in a virtual meeting format only at www.virtualshareholdermeeting.com/SITE2020. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under U.S. Securities and Exchange Commission (“SEC”) rules and is designed to provide you with information relevant to the voting of your shares at the Annual Meeting. The proxy materials include this Proxy Statement and our Annual Report for the 2019 Fiscal Year, and have been made available to you by either mail or Notice (as defined below).
All stockholders and beneficial owners may access the proxy materials at www.proxyvote.com. In addition, this Proxy Statement and our Annual Report are available on our investor relations website located at http://investors.siteone.com/sec-filings. If you would like to receive a paper copy of our proxy materials, at no charge, please write to SiteOne Landscape Supply, Inc., c/o Briley Brisendine, Executive Vice President, General Counsel and Secretary, 300 Colonial Center Parkway, Roswell, Georgia 30076.
What is Notice and Access and why do we elect to use it?

As permitted by the SEC, Notice and Access provides companies with the ability to make proxy materials available to stockholders electronically via the Internet. We have elected to provide our stockholders with a Notice of Internet Availability of Proxy Materials (“Notice”) instead of mailing a full set of printed proxy materials in the mail. The Notice is a document that provides instructions regarding how to:
View our proxy materials on the Internet
View your shares
Request printed copies of these materials, including the proxy card or voting instruction card
On or about April 1, 2020, we began mailing the Notice to beneficial owners and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders who received the Notice may choose to access our proxy materials on the website referenced in the Notice or may request a printed set of our proxy materials. You may also choose to receive future proxy materials by e-mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
We have chosen to provide electronic access to our proxy materials because we are committed to environmental sustainability and responsibility. Utilizing Notice and Access will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.
Who is entitled to vote at the Annual Meeting?

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is March 17, 2020. At the close of business on that date, we had 41,857,684 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting held by one stockholder of record. We have many more beneficial stockholders who hold shares through a broker, bank or other nominee. Each outstanding share of common stock is entitled to one vote. A list of stockholders entitled to vote at the Annual Meeting will be available in electronic form at the Annual Meeting and will be accessible in electronic form for ten days prior to the Annual Meeting at our headquarters, 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time.
By granting a proxy, you authorize the persons named as proxies to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered the stockholder of record with respect to those shares and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals named as proxies on the proxy card in one of the manners listed on the proxy card or to vote at the Annual Meeting.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares using the methods prescribed by your broker, bank or other nominee on the voting instruction card you received with the proxy materials. Like stockholders of record, beneficial owners are invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy from it, as the stockholder of record.
What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:
Proposal 1:	Elect the two Class I nominees named in this Proxy Statement as Class I directors for a term expiring at the 2023 Annual Meeting of Stockholders.
Proposal 2:	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 3, 2021.
Proposal 3:	Hold a non-binding advisory vote to approve executive compensation.
Proposal 4:	Approve the 2020 Plan, which would replace the 2016 Plan (as defined below), increase the number of shares which may be delivered pursuant to awards issued by Company by the sum of 1,380,000 shares plus any shares that remain available for grant under the 2016 Plan at the time the 2020 Plan becomes effective, limit the maximum value of equity awards that may be granted to any non-employee director during any fiscal year to $500,000 and prohibit, subject to limited exceptions, equity-based awards from vesting prior to the first anniversary of the applicable grant date.
Other Proposals:	Transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.
How does the Board recommend i vote on these proposals?

Proposal 1:	“FOR” each of the two Class I nominees named in this Proxy Statement as Class I directors for a term expiring at the 2023 Annual Meeting of Stockholders.
Proposal 2:	“FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 3, 2021.
Proposal 3:	“FOR” the non-binding advisory vote to approve executive compensation.
Proposal 4:	“FOR” management’s proposal to approve the 2020 Plan.
Other Proposals:	At the discretion of Doug Black and Briley Brisendine, the persons designated as proxies for the Annual Meeting, either “FOR”, “AGAINST” or “ABSTAIN” with regard to any other business that may properly come before the Annual Meeting.

As of the date hereof, the Board is not aware of any other business to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, Doug Black and Briley Brisendine, the persons designated as proxies for the Annual Meeting, will vote the shares represented at the Annual Meeting in accordance with their judgment on those matters.
How many shares are needed to hold the Annual Meeting?

A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.
What votes are required to approve each of the proposals?

Proposal(1)	Stockholder Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-votes(2)
Election of Class I Directors	Plurality	No effect	No effect
Ratification of the selection of Deloitte & Touche LLP as our independent public accounting Firm	Majority	Counts as vote against proposal	There will be no broker non-votes
Advisory vote to approve executive compensation(3)	Majority	Counts as vote against proposal	No effect
Approve the 2020 Plan	Majority	Counts as vote against proposal	No effect

(1)
With regard to Proposal 1, stockholders may vote their shares “FOR” any or all of the nominees for director or may “WITHHOLD” their vote with respect to any or all of the nominees. With regard to Proposals 2, 3 and 4 stockholders may vote “FOR” or “AGAINST” each proposal or may “ABSTAIN” from voting with regard to each proposal. Because a plurality vote is required for the election of directors, which means that the nominees receiving the highest number of  “FOR” votes will be elected, withholding authority to vote with respect to one or more nominees for directors will not have an effect on the outcome of the election of directors in Proposal 1.

(2)
A “broker non-vote” occurs when a broker holding shares for a street name holder submits a valid proxy but does not vote on a particular proposal because the broker has not received voting instructions from the stockholder for whom it is holding shares and does not have discretionary authority to vote on the matter. Brokers will only have discretionary authority to vote on Proposal 2, the ratification of the appointment of the independent registered public accounting firm. Broker non-votes will have no effect on Proposal 3 or 4 because broker non-votes will not be counted as shares entitled to vote on either matter. Broker non-votes will have no effect on Proposal 1 because broker non-votes are not considered a vote cast for purposes of determining a plurality.

(3)
As an advisory vote, this proposal is not binding. However, the Board and its Human Resources and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

How d o i v ote?

To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting information form, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.
	If you are a Stockholder of Record	If you are a Beneficial Owner of Shares Held in Street Name
By Internet (24 hours a day)(1)	www.proxyvote.com	www.proxyvote.com
By Telephone (24 hours a day)(1)	1-800-690-6903	1-800-454-8683
By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or similar organization makes available
At our Annual Meeting(1)	Stockholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/SITE2020	Stockholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/SITE2020

(1)
Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to give their voting instructions and confirm that stockholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with applicable legal requirements. Stockholders voting by Internet or telephone should understand that, while we and Broadridge Financial Solutions, Inc. (“Broadridge”) do not charge any fees for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

The deadline for telephone and Internet voting is 11:59 p.m., Eastern Time, on May 12, 2020. The giving of a proxy will not affect your right to vote at the Annual Meeting should you decide to attend.
How can i attend the Annual Meeting?

Stockholders as of the record date may attend and vote virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/SITE2020. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.
Can i ask questions at the virtual Annual Meeting?

Stockholders as of our record date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/SITE2020 will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. These stockholders may also submit a question in advance of the Annual Meeting at www.proxyvote.com. In both cases, stockholders must have available their control number provided on their proxy card, voting instruction form or Notice.
What happens if the Annual Meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy at any time until it is voted.
How will my proxy be voted?

Proxies are being solicited on behalf of the Board for use at the Annual Meeting. All valid proxies that are not revoked will be voted as specified by the stockholder authorizing the proxy. In the absence of instructions, the shares of the common stock represented by valid proxies will be voted “FOR” the election of the persons named in this Proxy Statement as nominees for director of the Company, “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 Fiscal Year, “FOR” the proposal regarding the advisory vote approving executive compensation and “FOR” the management proposal to approve the 2020 Plan.
How do i change or revoke my proxy?

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or voting at the Annual Meeting. Please note, however, that if you are a beneficial owner of shares, you must contact your nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote at the Annual Meeting.
Who will count and certify the votes?

Representatives of Broadridge and our corporate secretary will count the votes and certify the election results.
When and where will i be able to find the voting results?

You can find the official results of the voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment as soon as they become available.
Who pays for the cost of proxy preparation and solicitation?

The accompanying proxy is solicited by the Board. We have engaged Broadridge to assist us in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting for an estimated cost of  $67,000, plus expenses. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. To reduce costs, we primarily solicit proxies via Notice and Access. We are also soliciting proxies by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

PROPOSAL 1: ELECTION OF DIRECTORS
Our stockholders will be asked to elect Bill Douglas and Jeri Isbell, both of whom are currently serving on the Board, as Class I directors to each serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders or until their respective successors have been elected and qualified, subject to their earlier death, resignation, retirement, disqualification or removal:
Name	Position with SiteOne
William (Bill) W. Douglas, III	Director
Jeri L. Isbell	Director
Our Board continually assesses and evaluates its composition, taking into account, among other things, the experience, skills, background and diversity of its members. The relevant experiences, qualifications, attributes and skills of each nominee that led the Board to recommend them as a nominee for director are described in the section entitled “— Nominees for Director and Continuing Directors” beginning on page 13 below. The Nominating and Corporate Governance Committee has reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote at the Annual Meeting.
Both of the nominees have indicated their willingness to serve, if elected. However, if either nominee should be unable or unwilling to serve, the Board may designate a substitute nominee, in which case the persons designated as proxies will cast votes for the election of such substitute nominee. In lieu of designating a substitute nominee, the Board, in its discretion, may reduce the number of directors, or allow the vacancy to remain open until a suitable candidate is located and nominated.
The Company did not receive any stockholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.
Required Vote
Director nominees are elected by a plurality of the votes cast at the Annual Meeting, meaning that the nominees receiving the highest number of  “FOR” votes will be elected.

Recommendation of the Board
The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a Director.

NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS
Set forth below is information relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills and the reasons the Nominating and Corporate Governance Committee and the Board believe that each individual is a valuable member of the Board. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. The age of each individual below is as of March 30, 2020.
Class I — Nominees for Terms Expiring in 2023

Name	Age	Principal Occupation and Other Information

William (Bill) W. Douglas, III	59
William (Bill) W. Douglas, III serves as our Lead Director and has been one of our directors since April 2016. In June 2016, Mr. Douglas retired as Executive Vice President of Coca-Cola Enterprises, Inc. (“CCE”). During Mr. Douglas’s tenure at CCE, it was one of the largest independent bottlers and distributors for The Coca-Cola Company and operated across the United States and Western Europe. Mr. Douglas served as Executive Vice President, Supply Chain at CCE until April 2015. Prior to that, he was Executive Vice President & Chief Financial Officer of CCE from May 2008 to November 2013, Senior Vice President and Chief Financial Officer of CCE from May 2005 to May 2008, and Vice President, Controller and Principal Accounting Officer from July 2004 until May 2005. Prior to joining CCE, Mr. Douglas served as Chief Financial Officer of Coca-Cola HBC, one of the largest bottlers of non-alcoholic beverages in Europe. He currently serves on the boards of Coca-Cola Hellenic and The North Highland Company. Mr. Douglas received a degree in Accounting from the J.M. Tull School of Accounting at the University of Georgia. Mr. Douglas’s extensive executive, financial reporting, mergers and acquisitions, and supply chain experience qualify him to serve on the Board.

Name	Age	Principal Occupation and Other Information

Jeri L. Isbell	62
Jeri L. Isbell has served as one of our directors since October 2016. She was Vice President-Human Resources and Corporate Communications at Lexmark International, Inc., a leading developer, manufacturer, and supplier of printing, imaging, device management, managed print services, document workflow and business process, and content management solutions, a position she held from 2003 until her retirement in December 2016. During her 24-year tenure at Lexmark, she also held a number of leadership positions at Lexmark, including Vice President of Compensation and Benefits, Vice President of Finance and Division Chief Financial Officer, and U.S. Controller. Ms. Isbell began her career at IBM. She currently serves as a member of the Board of Directors of Atkore International Group Inc., where she chairs the Human Resources and Compensation Committee. Ms. Isbell holds a B.B.A. in Accounting from Eastern Kentucky University and an M.B.A. from Xavier University. She is a certified public accountant. Ms. Isbell is also a National Association of Corporate Directors (“NACD”) Board Leadership Fellow and is NACD Directorship Certified™. Ms. Isbell’s human resources and communications leadership positions provide the Board with insight into key issues and market practices in these areas for public companies.

Class II — Continuing Directors Whose Term Expires in 2021

Name	Age	Principal Occupation and Other Information

Doug Black	55
Doug Black has served as SiteOne’s Chief Executive Officer since April 2014, and as the Chairman of the Board since June 2017. Prior to joining SiteOne, Mr. Black was President and Chief Operating Officer of Oldcastle Inc., an integrated building materials manufacturer and distributor and a wholly owned subsidiary of Irish-based CRH plc. During his 18-year career with Oldcastle, Mr. Black led the company’s entry into building products distribution and then held several senior leadership roles, including Chief Operating Officer and Chief Executive Officer of Oldcastle Architectural Products and Chief Operating Officer and Chief Executive Officer of Oldcastle Materials. Prior to Oldcastle, Mr. Black’s business career began at McKinsey & Company in 1992 where he led strategy, sales force effectiveness and plant improvement projects in the telecommunications, airline, lumber, paper and packaging industries. While serving as a U.S. Army Engineer Officer from 1986 to 1990, he completed construction projects in the Southeastern U.S., Central America and South America. Mr. Black earned an M.B.A. from Duke University’s Fuqua School of Business as a Fuqua Scholar and a B.S. in Mathematical Science/Civil Engineering from the U.S. Military Academy, West Point, where he was an AP all-American fullback and NCAA Scholar Athlete. Mr. Black’s intimate knowledge of our day-to-day operations as Chief Executive Officer, his prior role as a management consultant and his extensive experience working in our industry qualify him to serve on the Board.

Name	Age	Principal Occupation and Other Information

Jack L. Wyszomierski	64
Jack L. Wyszomierski has served as one of our directors since April 2016. From June 2004 to June 2009, Mr. Wyszomierski served as the Executive Vice President and Chief Financial Officer of VWR International, LLC, a supplier of laboratory supplies, equipment and supply chain solutions to the global research laboratory industry. From 1982 to 2003, Mr. Wyszomierski held positions of increasing responsibility within the finance group at Schering-Plough Corporation, a health care company, culminating with his appointment as Executive Vice President and Chief Financial Officer in 1996. Prior to joining Schering-Plough, he was responsible for capitalization planning at Joy Manufacturing Company, a producer of mining equipment, and was a management consultant at Data Resources, Inc. Mr. Wyszomierski currently serves on the board of directors of Athersys, Inc., Exelixis, Inc., Solenis, Inc. and Xoma, Ltd. He previously served on the board of directors of Unigene Laboratories, Inc. He holds an M.S. in Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University. Mr. Wyszomierski’s extensive executive, financial reporting and accounting experience, and his service as a director and audit committee member of other public companies, qualify him to serve on the Board.

Class III — Continuing Directors Whose Term Expires in 2022

Name	Age	Principal Occupation and Other Information

Fred M. Diaz	54
Fred M. Diaz has served as one of our directors since August 2017. From April 2018 to March 2020, Mr. Diaz served as President and Chief Executive Officer of Mitsubishi Motors North America, Inc. He previously served in management roles at Nissan, most recently as Division Vice President and General Manager, North America, Trucks and Commercial Vehicles, of Nissan North America, Inc. Prior to that, Mr. Diaz served as Senior Vice President, Sales, Marketing and Operations, of Nissan USA. Before joining Nissan in 2013, Mr. Diaz spent 24 years at Chrysler Corporation, where he held a number of management roles, including President and Chief Executive Officer of Chrysler’s Ram Truck brand and President and Chief Executive Officer, Chrysler de Mexico and Latin America. Mr. Diaz is a graduate of Texas Lutheran University and holds an M.B.A. from Central Michigan University. Mr. Diaz’s extensive experience in sales, operations, marketing and management qualify him to serve on the Board.

Name	Age	Principal Occupation and Other Information

W. Roy Dunbar	58
W. Roy Dunbar has served as one of our directors since March 2017. He was Chairman of the Board of Network Solutions, a technology company and web service provider, and was the Chief Executive Officer from January 2008 until October 2009. Mr. Dunbar also served as the President of Global Technology and Operations for MasterCard Incorporated from September 2004 until January 2008. Prior to MasterCard, Mr. Dunbar worked at Eli Lilly and Company for 14 years, serving as President of Intercontinental Operations, and earlier as Chief Information Officer. He currently serves on the boards of Humana and Johnson Controls International, PLC and previously served on the boards of Lexmark International and iGate. Mr. Dunbar was named to NACD Directorship 100 in 2015 and is a NACD Board Leadership Fellow. He is a graduate of Manchester University in the United Kingdom and holds an M.B.A. from Manchester Business School. Mr. Dunbar’s strong leadership skills, service as a director and Human Resources and Compensation Committee member of other public companies and deep experience across a number of functional disciplines, including the application of information technology across different business sectors, qualify him to serve on the Board.

Name	Age	Principal Occupation and Other Information

Larisa J. Drake	48
Larisa J. Drake has served as one of our directors since May 2019. Ms. Drake is currently Executive Vice President and Chief Marketing Officer at Equity Lifestyle Properties, a publicly traded real estate investment trust that owns and operates over 400 communities in North America. Ms. Drake has held positions of increasing responsibility in marketing and sales since joining Equity LifeStyle Properties in 2013. Prior to that, Ms. Drake was an officer at Discover Financial Services where she led marketing initiatives over the course of 14 years for Discover Card, the third largest credit card brand in the United States. Before joining Discover, Ms. Drake was part of the advertising agency, Leo Burnett. She holds a B.S. in Communication Studies from Northwestern University; an M.L.A. from The University of Chicago; and an M.B.A. from the Kellogg School of Management. Ms. Drake’s expertise in delivering business results by leveraging both traditional and technology-driven marketing strategies qualify her to serve on our Board.

CORPORATE GOVERNANCE
The Board is committed to strong corporate governance. We believe strong corporate governance promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in our Company. The Board and its committees have adopted policies and processes that foster effective board oversight of critical matters such as strategy, risk management, including cybersecurity, financial and other controls, environmental, social and governance considerations, compliance and management succession planning. The Board reviews our major governance documents, policies and processes regularly in the context of current corporate governance trends, regulatory changes and recognized best practices, taking into consideration the perspectives of our stockholders. Through our website, www.siteone.com, our stockholders have access to key corporate governance documents such as our Corporate Governance Guidelines, Business Code of Conduct and Ethics, Financial Code of Ethics, Board of Directors Communication Policy and charters of each committee of the Board.
The following sections provide an overview of our corporate governance structure, policies and processes, including key aspects of the Board operations.
Board Structure

The Board currently consists of seven directors. Our Charter provides for a classified board of directors, with members of each class serving staggered three-year terms. At each annual meeting of stockholders, the successors of the directors whose terms expire at that meeting are elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election. We currently have two directors in each of Classes I and II, and three directors in Class III. The terms of the directors in Classes I, II and III expire at the annual meetings in 2020, 2021 and 2022, respectively. We believe that our classified board structure provides protection against opportunistic attempts to control or influence the Company, including those that could deprive our stockholders of value or advance short-term agendas. During our stockholder outreach programs conducted in the fall of 2018 and 2019, our investors generally expressed a positive or constructive view of our classified board structure at this point in time. None of the stockholders we engaged with this year opposed our classified board structure.
The size of the Board is fixed by resolution adopted from time to time by the Board, but in no event may be less than one. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. A director elected to fill a vacancy or a newly created directorship shall hold office until the annual meeting at which his or her term expires and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal from office.
Director Qualifications and Selection of Nominees

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will identify and recommend director nominees to the Board, including candidates to fill any vacancies that may occur on the Board. When evaluating director candidates, the Nominating and Corporate Governance Committee considers, in view of the needs of the Board at the time, factors such as business and professional experience, reputation for integrity, judgment, diversity, age, skills, background and demonstrated commitment to full participation on the Board and its committees. When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records. Each director candidate (including candidates for re-election) is carefully evaluated to ensure that other existing and planned future commitments will not materially interfere with his or her responsibilities as a director of our Company. Our director biographies above, as well as the skills matrix below, highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee and the Board in concluding that the nominee should serve as a director of the Company.
The Board seeks members from diverse backgrounds who combine a broad spectrum of experience and expertise relevant to our business with a reputation for integrity. The Board believes that a variety of viewpoints contribute to a more effective decision-making process. While the Nominating and Corporate Governance Committee does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee considers diversity in identifying director nominees, including personal characteristics such as race, gender, age and cultural background. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition. Set forth below is the Director Skills Matrix that the Nominating and Corporate Governance Committee reviews at its quarterly meetings in connection with discussions regarding potential new directors.
The Nominating and Corporate Governance Committee may use a variety of sources to identify candidates, including recommendations from stockholders, current directors, current executives, external consultants, and others. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the members of management, the committee and other Board members, and discussions of the committee and the full Board.
The Nominating and Corporate Governance Committee considers stockholder-proposed director candidates on the same basis as recommendations from other sources. Stockholders who want to recommend a director candidate to the Nominating and Corporate Governance Committee may do so by submitting the name of the prospective candidate in writing to the following address: 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076, Attention: Briley Brisendine, Secretary. Submissions should describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable director nominee. Our By-laws set forth the requirements for direct nomination by a stockholder of persons for election to the Board. These requirements are described under “General Information — Stockholder Proposals and Nominations for Director at the 2021 Annual Meeting” on page 64.
Director Skills Matrix

Director/Nominee	Retail	Finance/ Former CFO	Marketing & Branding	Manufacturing	Wholesale Distribution	CEO/ Former CEO	eCommerce/ Technology	Construction/ Building Products	Human Resources
Doug Black, Chairman				✔	✔	✔		✔
Bill Douglas, Lead Director		✔	✔	✔	✔
Fred Diaz	✔		✔	✔		✔
Larisa Drake			✔				✔
Roy Dunbar						✔	✔	✔
Jeri Isbell		✔		✔					✔
Jack Wyszomierski		✔		✔	✔
Director Independence

The Board has determined, after considering all of the relevant facts and circumstances, that Messrs. Diaz, Douglas, Dunbar and Wyszomierski and Mses. Drake and Isbell are “independent” as defined under NYSE listing standards. This means that none of those independent directors and nominees has any direct or indirect material relationship with the Company and its management, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.
Board Leadership Structure

The Board is led by our CEO and Chairman, Mr. Black. As stated in our Corporate Governance Guidelines, the Board has the flexibility to decide when the positions of Chairman and CEO should be combined or separated and whether an executive or independent director should be Chairman. This approach is designed to allow the Board to choose the most appropriate leadership structure for the Company to serve the interests of the Company and our stockholders at the relevant time. At this point in time, the Board believes that the Company and its stockholders are best served by having Mr. Black serve as both Chairman and CEO. As the officer ultimately responsible for the day-to-day operation of the

Company and for execution of its strategy, the Board believes Mr. Black is the director best qualified to act as Chairman and to lead Board discussions regarding the performance of the Company. The structure also reinforces accountability for the Company’s performance at the highest levels.
Our Corporate Governance Guidelines also provide that, when the position of Chairman is not held by an independent director, a lead director (“Lead Director”) will be appointed by the independent members of the Board. William W. Douglas, III serves as our Lead Director. As Lead Director, Mr. Douglas, among other things, serves as a liaison between independent directors and the Chairman, consults with the Chairman of the Board on, and approves, the schedules, agendas and information provided to the Board for each meeting and on other pertinent matters, has the ability to call meetings of independent directors, chairs executive sessions of independent directors, and consults with the CEO on matters relating to management effectiveness and Board performance. Mr. Douglas is available for consultation and direct communication with major stockholders upon request. The independent members of the Board selected Mr. Douglas for this role because of, among other attributes, his extensive board room experience, leadership qualities and ability to facilitate meaningful discussion by encouraging participation, soliciting feedback, ensuring all viewpoints are heard and considered and building consensus among the group.
The Board believes that Mr. Black, as Chairman and CEO, together with an empowered and independent Lead Director, provide the appropriate leadership and Board oversight of our Company and facilitate effective functioning of both the Board and the management team.
Meetings of the Board and Attendance at the Annual Meeting

The Board held four meetings during the 2019 Fiscal Year. Each of our current directors attended all of the meetings of the Board and any committees of which he or she was a member held during the 2019 Fiscal Year. Directors are encouraged to attend our annual meetings, and all of our directors attended our 2019 Annual Meeting of Stockholders.
Executive Sessions

Executive sessions, which are meetings of the independent members of the Board, are held at each of the Board’s quarterly meetings. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors, and the independent directors meet with the CEO without the other executive officers being present, with the Lead Director presiding at such sessions. The committees of the Board, as described more fully below, also meet regularly in executive session.
Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website at http://investors.siteone.com/corporate-governance. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, conflicts of interest, director compensation and management and succession planning. In addition, we recently updated our clawback policy for incentive compensation, equity compensation and performance-based compensation, paid to our executive officers, reflected in the guidelines to include the ability to clawback for fraud, misconduct or illegal activity. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
Code of Conduct and Financial Code of Ethics

We have a Financial Code of Ethics that applies to the CEO, Chief Financial Officer and Controller, or persons performing similar functions, and other designated officers and associates, including the primary financial officer of each of our business units and the Treasurer. We also have a Business Code of Conduct and Ethics (“BCCE”) that applies to all of our directors, officers and associates. The Financial Code of Ethics and the BCCE each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The BCCE contains a 24-hour Compliance and Ethics Hotline to anonymously report compliance or ethics concerns. Copies of the Financial Code of Ethics and the BCCE are available at our website at http://investors.siteone.com/corporate-governance.
Environmental and Social Responsibility

We are committed to environmental and social responsibility, and work collaboratively with suppliers and other stakeholders to promote environmentally sustainable and socially responsible business practices. Our Board oversees our environmental stewardship and corporate responsibility, and is committed to supporting our efforts to operate as a good corporate citizen. As part of these efforts, this past year, we adopted several new corporate policies, including a Human Rights Policy, a Supplier Code of Conduct and an Environmental Policy. We maintain an informational page on our website dedicated to our various environmental and social efforts and initiatives, which is available at http://siteone.com/responsibility.
Board Committees

The Board maintains an Audit Committee, a Human Resources and Compensation Committee and a Nominating and Corporate Governance Committee. All members of the Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee are independent.
The following table shows the current members of each committee, as well as the number of meetings held during the 2019 Fiscal Year. At this time, the Board does not expect any changes to the composition of the committees for the 2020 Fiscal Year.
Director	Audit	Human Resources and Compensation	Nominating and Corporate Governance
William (Bill) W. Douglas, III	✔*		✔
Fred M. Diaz	✔	✔
W. Roy Dunbar		✔
Jeri L. Isbell		✔*	✔
Jack L. Wyszomierski	✔		✔*
Number of Meetings	8	5	4

✓= Current Committee Member; * = Chair
Audit Committee
Our Audit Committee is responsible, among its other duties and responsibilities, for assisting the Board in overseeing the quality and integrity of our financial statements, our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available on our website at http://investors.siteone.com/corporate-governance.
The members of our Audit Committee are Messrs. Douglas (Chair), Diaz and Wyszomierski.
The Board has determined that Messrs. Douglas, Diaz and Wyszomierski are “independent” as defined under NYSE and Securities Exchange Act of 1934, as amended (“Exchange Act”), rules and regulations. The Board has designated each member of the Audit Committee as an “audit committee financial expert,” and each of them has been determined to be “financially literate” under the NYSE rules.

The charter of our Audit Committee states that no director may serve on the Audit Committee if such director simultaneously serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. At present, Messrs. Douglas and Diaz do not sit on more than two other audit committees of public companies. Mr. Wyszomierski currently serves on three other audit committees of public companies. However, both the Board and the Nominating and Corporate Governance Committee reviewed Mr. Wyszomierski’s service on other boards and determined that such simultaneous service will not impair his ability to serve on the Company’s Audit Committee and that the Audit Committee will benefit from Mr. Wyzomierski’s service on other audit committees and experience as a chief financial officer.
Human Resources and Compensation Committee
The Human Resources and Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of our company and its subsidiaries (including the CEO), establishing the general compensation policies of our Company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of our Company and its subsidiaries. The Human Resources and Compensation Committee also periodically reviews management development, diversity and succession plans. In May 2019, the committee was renamed, and the Board adopted revisions to the committee’s charter, memorializing the committee’s responsibility for oversight of the Company’s human capital metrics including diversity, pay equity, promotions, turnover and other metrics. The charter of the Human Resources and Compensation Committee is available on our website at http://investors.siteone.com/corporate-governance.
The members of the Human Resources and Compensation Committee are Ms. Isbell (Chair) and Messrs. Dunbar and Diaz. The Board has determined that Messrs. Dunbar and Diaz and Ms. Isbell are independent directors.
The Human Resources and Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During the 2019 Fiscal Year, the Human Resources and Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) to advise it on executive compensation program design matters and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the NEOs and non-employee directors. FW Cook is a global professional services company. The Human Resources and Compensation Committee performed an assessment of FW Cook’s independence to determine whether the consultant is independent, taking into account FW Cook’s executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Human Resources and Compensation Committee determined that FW Cook’s work has not raised any conflict of interest and FW Cook is independent.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the Board for election to the Board, reviewing the composition of the Board and its committees, developing and recommending to the Board corporate governance guidelines and policies that are applicable to us, and overseeing Board evaluations. The Nominating and Corporate Governance Committee also oversees and monitors significant issues affecting our culture, including our handling of environmental, social and governance issues. The charter of the Nominating and Corporate Governance Committee is available on our website at http://investors.siteone.com/corporate-governance.
The members of the Nominating and Corporate Governance Committee are Messrs. Wyszomierski (Chair) and Douglas, and Ms. Isbell. The Board has determined that Messrs. Douglas and Wyszomierski and Ms. Isbell are independent directors.
Communications with the Board

Any stockholder or interested party who wishes to communicate with the Board as a whole, any of its committees, the independent directors, or any individual member of the Board or any committee of the

Board may write to or email the Company at SiteOne Landscape Supply, Inc., 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076, Attention: Briley Brisendine, Secretary, or boardofdirectors@siteone.com.
The Board has designated the Company’s Secretary as its agent to receive and review written communications addressed to the Board, any of its committees, or any Board member or group of members. The Secretary may communicate with the sender for any clarification. In addition, the Secretary will promptly forward to the chair of the Audit Committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Secretary to be potentially material to the Company. As an initial matter, the Secretary will determine whether the communication is a proper communication for the Board. The Secretary will not forward to the Board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Secretary to be immaterial to the Company.
Whistleblower Procedure

In addition to our Business Code of Conduct and Ethics described above, the Audit Committee has established a separate whistleblower procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by associates of the Company of concerns regarding questionable accounting or auditing matters. These submissions, if any, are reviewed at least quarterly by the Audit Committee.
Risk Oversight

The Board as a whole has responsibility for overseeing our risk management. The Board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board about the identification and assessment of key risks and our risk mitigation strategies. The full Board has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, as well as oversight of compliance related to legal and regulatory exposure and cybersecurity. The Audit Committee meets regularly with our General Counsel. The Human Resources and Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and the Human Resources and Compensation Committee provide reports to the full Board regarding these and other matters.
Compensation Risk Assessment

In March 2020, the Human Resources and Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Human Resources and Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity in such a way as to not encourage excessive risk taking. Additionally, the incentive compensation program uses multiple performance metrics tied to growth, profitability, asset efficiency and strategic priorities, as well as absolute stock price appreciation, to encourage a balanced focus. Finally, meaningful risk mitigators are in place, including stock ownership guidelines and retention ratio, clawback provisions (including the ability to recoup compensation for fraud, misconduct, or illegal activity), anti-hedging and pledging policies and independent Human Resources and Compensation Committee oversight.
Stock Ownership and Retention Guidelines

In order to further align the long-term interests of Company leaders with the interests of our stockholders, the Company has established stock ownership and retention guidelines for our CEO and other executive officers, and recently adopted a Non-Employee Director Equity Ownership Policy for non-employee directors. These policies limit our CEO, covered executives and non-employee directors from selling shares of common stock unless they own shares equal to at least 6x and 2x of annual base salaries for our CEO and covered employees, respectively, and 5x the annual cash retainer for non-employee directors. For more information about our stock ownership and retention guidelines, see the discussion in the Compensation Discussion and Analysis under the heading “Executive Officer Stock Ownership and Retention Guidelines” on page 40 and under “Director Compensation — Non-Employee Director Stock Ownership and Retention Guidelines” on page 52.
Anti-Hedging Policy

Our directors, executive officers and all other associates are prohibited from entering into hedging or monetization transactions designed to limit the financial risk of ownership of the Company’s securities. These include prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar transactions, as well as speculative transactions in derivatives of the Company’s securities, such as puts, calls, options (other than those granted under our compensation plans) or other derivatives. In addition, we amended the policy during 2019 to also prohibit pledging of Company stock by executive officers and directors.
Board and Committee Evaluations

The Board conducts a thorough annual self-evaluation process. The charters of each of the Audit Committee, Human Resources and Compensation Committee, and Nominating and Corporate Governance Committee require an annual performance evaluation. Each committee compares its performance with the requirements of its charter and sets forth the goals and objectives of the committee for the upcoming year. As a result of these evaluations, we also update and revise our processes and practices, providing feedback to the Board’s committees and members as needed to ensure the Board operates in the most efficient and effective manner possible.
Conflicts of Interest

Our BCCE and our Corporate Governance Guidelines govern our conflicts of interest policy. The BCCE requires employees to avoid conflicts of interest, defined as situations where the person’s private interests or professional interests interfere in any way — or even appear to interfere — with the interests of the Company. The BCCE requires all conflicts of interest between the Company and its employees to be disclosed to an immediate supervisor or the General Counsel. The Corporate Governance Guidelines require directors to promptly inform the Chairman of the Board or the Chair of the Audit Committee if an actual or potential conflict of interest arises. Directors shall recuse themselves from any discussion or decision involving another firm or company with which the director is affiliated or other matters with respect to which the director has a personal conflict.
Related Party Transactions

See “General Information — Certain Relationships and Related Party Transactions” on page 63 for a discussion of our policies and procedures for related person transactions.
Director Change in Circumstances

In the event of a significant change in circumstances involving a director’s employment status, professional position, or substantial commitments to a business or governmental organization, the director must offer to tender his or her resignation from the Board for consideration by the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee will evaluate the change in circumstances and will recommend to the Board whether the director should continue to serve as a member of the Board or whether the Board should accept the resignation.
Succession Planning and Management Development

Succession planning and talent development are important at all levels within our organization, and accordingly, succession planning and management development are discussed regularly by the Board and the CEO. The Board oversees management’s succession plan for key positions at the senior officer level. Our Corporate Governance Guidelines require that each year the CEO reports to the Board on succession planning, including the principles and process for chief executive officer selection and performance review, as well as plans regarding succession in the case of an emergency or the retirement of the CEO. The Human Resources and Compensation Committee, with the full Board in attendance, also reviews succession planning and talent development of our leadership team at each of its meetings. The Nominating and Corporate Governance Committee recently adopted a written CEO succession plan that includes actions to be taken in the event of a planned or unexpected absence (both short-term and longer-term) of the CEO. We believe continuity of leadership is critical to our ongoing success, and that our process is effective in preparing us for sustained, long-term effective leadership.
Overboarding

Our Corporate Governance Guidelines state that no director may serve on more than four other public company boards. No director may serve as a member of the Audit Committee if such director serves on more than two other public company audit committees, unless the Board determines that such simultaneous service would not impair the director’s ability to serve effectively on the Company’s Audit Committee.
Mandatory Retirement Age

Our Corporate Governance Guidelines also require directors to retire from the Board when they reach the age of 72, although a director elected to the Board prior to his or her 72nd birthday may continue to serve until the next annual meeting. While directors generally will not be nominated for election or reelection to the Board after their 72nd birthday, the full Board may nominate candidates over 72 for election or reelection in special circumstances.
EXECUTIVE OFFICERS
The following table sets forth information about our executive officers as of March 30, 2020.
Name	Age	Present Positions	First Became an Executive Officer
Doug Black	55	Chief Executive Officer, Director	2014
John Guthrie	54	Executive Vice President, Chief Financial Officer and Assistant Secretary	2001
Briley Brisendine	49	Executive Vice President, General Counsel and Secretary	2015
Scott Salmon	52	Executive Vice President of Strategy and Development	2019
Greg Weller	37	Executive Vice President of Operations	2019
Joseph Ketter	51	Executive Vice President of Human Resources	2015
Doug Black has served as SiteOne’s CEO since April 2014. Prior to joining SiteOne, Mr. Black was President and Chief Operating Officer of Oldcastle Inc., an integrated building materials manufacturer and distributor and a wholly owned subsidiary of Irish-based CRH plc. During his 18-year career with Oldcastle, Mr. Black led the company’s entry into building products distribution and then held several senior leadership roles, including Chief Operating Officer and CEO of Oldcastle Architectural Products and Chief Operating Officer and CEO of Oldcastle Materials. Prior to Oldcastle, Mr. Black’s business career began at McKinsey & Company in 1992 where he led strategy, sales force effectiveness and plant improvement projects in the telecommunications, airline, lumber, paper and packaging industries. While serving as a U.S. Army Engineer Officer from 1986 to 1990, he completed construction projects in the Southeastern U.S., Central America and South America. Mr. Black earned an M.B.A. from Duke University’s Fuqua School of Business as a Fuqua Scholar and a B.S. in Mathematical Science/Civil Engineering from the U.S. Military Academy, West Point, where he was an AP all-American fullback and NCAA Scholar Athlete.
John Guthrie serves as SiteOne’s Executive Vice President, Chief Financial Officer and Assistant Secretary. Mr. Guthrie joined SiteOne as head of finance shortly after it was formed in 2001 and has been instrumental in helping SiteOne build its market leading position. In addition to his financial leadership role, Mr. Guthrie has also been responsible for Human Resources, Procurement, IT and Region Management. Mr. Guthrie joined SiteOne from Deere & Company where he held various positions in finance. Mr. Guthrie has also held positions in engineering and manufacturing at Commonwealth Edison and Turtle Wax. Mr. Guthrie earned a B.S. in Chemical Engineering from the University of Illinois and an M.B.A. from the University of Chicago.
Briley Brisendine has served as SiteOne’s Executive Vice President, General Counsel and Secretary since September 2015. Prior to joining SiteOne, Mr. Brisendine spent 12 years at The Home Depot, Inc., where he held a number of senior leadership positions in the legal department. For a portion of his time at The Home Depot, he helped grow the HD Supply division through a number of acquisitions and served as the division’s primary counsel. Most recently, he served as Vice President and Deputy General Counsel of The Home Depot, with responsibility for all legal issues related to securities and corporate governance, corporate finance, store operations, privacy, tax, real estate, international, M&A and general corporate matters. Mr. Brisendine also managed The Home Depot’s Risk Management department. Prior to joining The Home Depot, he spent seven years as an attorney at a national law firm where he focused on securities, corporate governance and M&A matters. Mr. Brisendine holds a B.A. in Finance from Wofford College and a Juris Doctorate from the Walter F. George School of Law at Mercer University.
Scott Salmon joined SiteOne as Executive Vice President of Strategy and Development in March 2019. Prior to joining SiteOne, Mr. Salmon was the President of the Lawn & Garden division of Oldcastle Inc., an integrated building materials manufacturer and distributor and a wholly owned subsidiary of Irish-based CRH plc. During his 17-year career at Oldcastle, Mr. Salmon held several senior leadership positions and was responsible for all aspects of strategic planning and development. Prior to Oldcastle, Mr. Salmon served as an F-16 Pilot and Flight Commander in the United States Air Force where he flew over 30 combat missions. Mr. Salmon holds a B.S. in Economics and Operations Research from the United States Air Force Academy and earned a Master’s in Public Policy from Harvard University’s John F. Kennedy School of Government.
Greg Weller has served as Executive Vice President of Operations since February 2020. In this capacity, he oversees Category Management, Pricing, Supply Chain and Operational Excellence. Mr. Weller joined SiteOne in 2015 and previously served as Senior Vice President of Operations and as Senior Vice President of Supply Chain. Prior to SiteOne, he spent five years at McKinsey & Company leading strategy, operations and cross-functional transformation projects in manufacturing, consumer products, building materials and wholesale distribution industries. Mr. Weller also spent three years at Accenture where he led various business process improvement and acquisition integration projects. Mr. Weller holds an M.B.A. from The University of Chicago’s Booth School of Business with concentrations in Managerial & Organizational Behavior and Entrepreneurship and a B.B.A. in Management from The University of Georgia.
Joseph Ketter has served as SiteOne’s Executive Vice President of Human Resources since February 2020. He joined SiteOne in July 2015 and previously served as Senior Vice President of Human Resources. Prior to joining SiteOne, Mr. Ketter served as the Executive Vice President of Human Resources for Graham Packaging, where he led global human resources. Previously, Mr. Ketter held a number of senior human resources leadership positions over the course of 19 years at Newell Rubbermaid, a leading manufacturer and marketer of consumer and commercial products. In his last role with Newell Rubbermaid (Senior Vice President of Human Resources — Development) he reported to the Chief Development Officer and provided strategic human resources support to multiple divisions. Mr. Ketter holds a B.A. in Human Resource Management and Management from Ohio University and graduated from Cooper Industries’ Employee Relations Training Program.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP audited our consolidated financial statements for the fiscal year ended December 29, 2019. As discussed below, our Audit Committee, which has sole and direct responsibility for the appointment, compensation, oversight, evaluation, retention and termination of any independent registered public accounting firm engaged by the Company, considers Deloitte & Touche to be well qualified and has appointed Deloitte & Touche as our independent registered public accounting firm to audit our consolidated financial statements for the year ending January 3, 2021.
This proposal asks you to ratify the Audit Committee’s appointment of Deloitte & Touche as our independent registered public accounting firm. Although we are not required to obtain such ratification from our stockholders, the Board believes it is a sound corporate governance practice to do so.
As in prior years, the Audit Committee, along with senior management and the Company’s internal auditor, reviewed Deloitte & Touche’s 2019 performance as part of its consideration of whether to re-appoint Deloitte & Touche as our independent registered public accounting firm. As part of this review, the Audit Committee considered, among other things:
•
Deloitte & Touche’s independence and objectivity;

•
the communication and interaction with our Deloitte & Touche team over the course of the prior year, the breadth and complexity of our business and its national footprint and the resulting demands placed on the auditing firm;

•
external data and management’s perception relating to the depth and breadth of Deloitte & Touche’s auditing qualification and experience;

•
Deloitte & Touche’s historical and recent performance;

•
Recent Public Company Accounting Oversight Board (United States) (“PCAOB”) inspection reports on the firm;

•
the length of time that Deloitte & Touche has served as our independent registered accounting firm;

•
the quantity and quality of Deloitte & Touche’s staff and national reach;

•
the appropriateness of Deloitte’s fees; and

•
the potential impact of changing our independent registered public accounting firm.

The Audit Committee recognized the ability of Deloitte & Touche to provide both the necessary expertise to audit our business and the matching national footprint to audit the Company nationwide, as well as other factors, including the policies that Deloitte & Touche follows with respect to the rotation of its key audit personnel so that there is a new partner-in-charge at least every five years. The Audit Committee is involved in the selection of the new partner-in-charge of the audit engagement when there is a rotation.
Based on the results of its review, the Audit Committee concluded that Deloitte & Touche is independent and objective and that it is in the best interests of the Company and its stockholders to appoint Deloitte & Touche to serve as the Company’s independent registered accounting firm for 2020. Consequently, the Audit Committee has appointed Deloitte & Touche as the Company’s independent registered public accounting firm for 2020, and the Board is recommending that the Company’s stockholders ratify this appointment.
If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche but may, nonetheless, retain Deloitte & Touche as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in the best interests of the Company and its stockholders.

A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions by stockholders.
The sections below provide information relevant to the Audit Committee’s selection of Deloitte & Touche.
Required Vote
Ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present, either in person* or by proxy, at the Annual Meeting.
*
Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the required vote.

Recommendation of the Board
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2020.

Audit Committee Matters

Fees Paid to Deloitte & Touche
The following table presents, for the 2019 Fiscal Year and 2018 Fiscal Year, fees billed to the Company by Deloitte & Touche for the audit of our annual financial statements, audit-related services and all other services. All services provided by Deloitte & Touche were approved by the Audit Committee in conformity with the Audit Committee’s pre-approval policy discussed below.
	2019	2018
Audit fees(1)	$1,410,000	$1,485,000
Audit-related fees(2)	57,500	33,952
All other fees(3)	3,408	2,695
Total Fees	$1,470,908	$1,521,647

(1)
Audit fees are fees we paid Deloitte & Touche for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of the financial statements included in our Quarterly Reports on Form 10-Q and services in connection with statutory and regulatory filings.

(2)
Audit-related fees for the 2019 Fiscal Year and 2018 Fiscal Year consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and were not reported under “Audit Fees.” These services include other assurance services.

(3)
All other fees are fees for any products and services provided by Deloitte & Touche not included in the first two categories.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee charter provides that the Audit Committee has the sole authority and responsibility to pre-approve all audit and non-audit services to be performed for the Company by its independent registered public accounting firm and the related fees. Audit Committee pre-approval is required in order to help assure that the services provided by the independent registered public accounting firm do not impair the registered public accounting firm’s independence from the Company.
In compliance with rules of the SEC and the PCAOB, the Audit Committee has established a pre-approval policy that requires the pre-approval of all services to be performed by the independent registered public accounting firm. Services provided by the independent registered public accounting firm must be approved by the Audit Committee on a case by case basis unless such services fall within a detailed list of pre-approved audit, audit-related and tax services and related fee limitations set forth in the pre-approval policy. The Audit Committee may also grant pre-approval to those permissible non-audit services classified as all other services that it believes are routine or recurring services and would not impair the independence of the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit, audit-related and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm.
All of the services performed by Deloitte & Touche during 2019 and 2018 were approved in advance by the Audit Committee pursuant to the pre-approval policy.

Report of the Audit Committee

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, maintaining a system of internal control and having appropriate accounting and financial reporting principles and policies. The Company’s independent registered public accounting firm, Deloitte & Touche, is responsible for planning and carrying out an audit of the Company’s consolidated financial statements and an audit of the Company’s internal control over financial reporting in accordance with the rules of the PCAOB and for expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to the Company’s internal control over financial reporting. The Audit Committee monitors and oversees these processes.
As part of the oversight process, the Audit Committee met throughout the year with Deloitte & Touche, senior management of the Company and the Company’s internal auditor, both together and separately in closed sessions. In the course of fulfilling its oversight responsibilities, the Audit Committee did, among other things, the following in the 2019 Fiscal Year:
•
reviewed and discussed with management and Deloitte & Touche the Company’s consolidated financial statements for the 2019 Fiscal Year;

•
discussed with Deloitte & Touche the matters required by applicable requirements of the PCAOB and the SEC;

•
received the written disclosures and letter from Deloitte & Touche required by the applicable requirements of the PCAOB regarding Deloitte & Touche’s communication with the Audit Committee concerning independence and discussed with Deloitte & Touche its independence; and

•
based on the foregoing review and discussions with management and Deloitte & Touche, recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2019.

This report has been submitted by the current members of the Audit Committee:
Audit Committee
William (Bill) W. Douglas, III (Chair)
Fred M. Diaz
Jack L. Wyszomierski

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We provide our stockholders with the annual opportunity to cast an advisory vote to approve the compensation of our NEOs. This non-binding advisory vote, commonly known as a “say on pay” vote, gives our stockholders the opportunity to express their views on our NEOs’ compensation on an annual basis. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Since our IPO, we have received more than 96% say on pay support each year, including over 99% at last year’s annual meeting of stockholders.
The Board and Human Resources and Compensation Committee are dedicated to ensuring that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles, and stockholder interests and concerns. To do so, the Human Resources and Compensation Committee uses a combination of short- and long-term incentive compensation, including performance-based awards, to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value.
We believe that our compensation program is effective in achieving our goals, has contributed to the Company’s success and is strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our NEOs are reasonable. For these reasons, the Board is asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders.”
As you consider this Proposal 3, we urge you to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 31 for additional details on our executive compensation, including the more detailed information regarding our compensation philosophy and objectives.
As an advisory vote, Proposal 3 is not binding on the Board or the Human Resources and Compensation Committee, will not overrule any decisions made by the Board or the Human Resources and Compensation Committee, or require the Board or the Human Resources and Compensation Committee to take any specific action. Although the vote is non-binding, the Board and the Human Resources and Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.
Required Vote
Approval of the compensation of our NEOs as presented in this Proxy Statement requires the affirmative vote of a majority of the shares present, either in person* or by proxy, at the Annual Meeting.
*
Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the required vote.

Recommendation of the Board
The Board unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers as presented in this Proxy Statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

In this section we provide information regarding our philosophies, plans and practices with respect to executive compensation. This section also provides information regarding the material elements of compensation that were paid to or earned by our NEOs for the 2019 Fiscal Year. Our NEOs for the 2020 Fiscal Year were:
•
Doug Black, Chief Executive Officer

•
John Guthrie, Executive Vice President, Chief Financial Officer and Assistant Secretary

•
Briley Brisendine, Executive Vice President, General Counsel and Secretary

•
Scott Salmon, Executive Vice President, Strategy and Development

•
Greg Weller, Executive Vice President, Operations

•
Ross Anker, former Executive Vice President, Category Management, Marketing and IT

Compensation Philosophy and Objectives
Our executive compensation program is designed to encourage high performance and results that will create value for us and our stockholders while avoiding unnecessary risks. In particular, our executive compensation program has the following key objectives:
•
To pay for performance.

•
To reward our executives with equity in the Company in order to align their interests with the interests of our stockholders and allow our executives to share in our stockholders’ success.

•
To create a performance culture and maintain morale, which we believe drives exceptional customer service and safety performance.

•
To enable us to attract, motivate and retain top executive talent.

At last year’s annual meeting of stockholders our executive compensation program received strong stockholder support, with approximately 99% of votes cast in favor of the compensation of our NEOs. We value the opinions of our stockholders, and the Human Resources and Compensation Committee takes seriously the feedback it receives. Accordingly, the Human Resources and Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions.

Compensation Best Practices
What We Do
Strong emphasis on performance-based compensation, with a significant portion of NEOs’ overall compensation tied to Company performance	Human Resources and Compensation Committee, like all of the Board committees, comprised solely of independent directors
Aggressive annual Adjusted EBITDA targets	Rigorous measures tied to Company Net Promoter Score, Organic Sales Growth and individual strategic performance in the annual incentive plan and relative earnings and ROIC in the PSU awards
Mix of short-term and long-term incentives, with performance awards representing a portion of long-term incentive pay beginning in 2019	Human Resources and Compensation Committee advised by independent compensation consultant who performs no other services to the Company
Annual cash incentives for NEOs limited to 250% and 150% of Target, for financial performance and other metrics, respectively	Meaningful stock ownership requirements for executives and non-employee directors
Double-trigger change-in-control cash severance benefits	Robust clawback policy for incentive compensation paid to our executive officers including the ability to clawback for fraud, misconduct, or illegal activity
What We Don’t Do
Discount or reprice stock options	Allow hedging, pledging or short sales
Gross up excise taxes that may become due upon a change in control	Guarantee incentive awards for executives
Provide incentives that encourage excessive risk-taking	Provide perquisites for executives
Determination of Executive Compensation
Human Resources and Compensation Committee
The Human Resources and Compensation Committee is responsible for reviewing and approving the compensation and benefits of our executives (including our NEOs), directors and certain consultants, approving equity incentive compensation and other incentive arrangements, and approving employment and related agreements. In performing these duties, the Human Resources and Compensation Committee is supported by its independent consultant and certain members of executive management, as described below.
Independent Consultant
For the 2019 Fiscal Year, the Human Resources and Compensation Committee engaged FW Cook as an independent consultant. FW Cook reports to and is directed by the Human Resources and Compensation Committee, and provides no other services to the Company. The Human Resources and Compensation Committee considered the independence of FW Cook in light of applicable SEC rules and NYSE listing standards and concluded that FW Cook was appropriately independent and free from potential conflicts of interest.
To assist in evaluating our compensation program for 2019, in November 2018, the Human Resources and Compensation Committee reviewed our Company’s industry peer group, considering among other factors, total market capitalization and revenue, and whether the peer is a company with which we compete for talent and/or has a similar business model. Based on this selection criteria, the peer group was expanded to include Kaman Corporation, Eagle Materials and H&E Equipment Services. Our executive compensation program aims to provide for total compensation for our executives at approximately the 50th percentile of our peer group.
Industry Peer Group
Advanced Drainage Systems, Inc.	Installed Building Products, Inc.
Applied Industrial Technologies, Inc.	Kaman Corporation
Beacon Roofing Supply, Inc.	MSC Industrial Direct Co., Inc.
BMC Stock Holdings, Inc.	Pool Corporation
Central Garden & Pet Company	Summit Materials, Inc.
DXP Enterprises, Inc.	The Scotts Miracle-Gro Company
Eagle Materials Inc.	TopBuild Corp.
GMS Inc.	Watsco Inc.
H&E Equipment Services, Inc.
In relation to the peer group, our revenues and net income were between the 25th percentile and median and our market capitalization was between the median and 75th percentile of the peer companies, respectively.
Executive Management
Certain members of executive management are involved in the executive compensation determination process. For example, our Executive Vice President, Human Resources provides requested information and perspectives on the compensation program, and our General Counsel provides legal and regulatory advice and perspectives. In addition, our CEO makes specific recommendations for compensation levels and program designs for executives (other than himself) and our Chief Financial Officer may provide input on financial goals. Our CEO, Executive Vice President, Human Resources, and General Counsel generally attend Human Resources and Compensation Committee meetings, but are excused when their compensation is being discussed.
Elements of Our Executive Compensation Program
To create a “pay for performance” environment, compensation is weighted toward at-risk compensation, consisting of salary, short-term annual cash incentive compensation, long-term equity incentive compensation and certain other benefits. Our base salaries, which are, in the aggregate, between the 25th and 50th percentile of our peer group, provide a fixed level of compensation, while our long-term incentive opportunities tie a large portion of our NEOs’ total compensation to Company performance and long-term stock growth. In addition, our short-term cash incentive program, which approximates the median of our peer group, includes aggressive Adjusted EBITDA, Company Net Promoter Score (“NPS”), Organic Sales Growth and other individualized strategic performance targets. The Adjusted EBITDA component of our annual incentive awards, which represents 70% of the bonus opportunity, is capped at 250% of target, and each additional component, which collectively represent the remaining 30% of the bonus opportunity, is capped at 150% of target. Our long-term equity inventive program provides for extended vesting schedules and prohibits repricing of underwater options, and beginning in the 2019 Fiscal Year, includes PSUs with three-year relative and absolute performance criteria and capped payouts at 200% of target. Lastly, while we provide customary benefits as discussed below, we provide virtually no perquisites to our executives.
Set forth below is a chart outlining each element of our compensation program for our executive officers and the objectives of each component, and the key measures used in determining each component. For 2019, our NEOs’ target total direct compensation, which includes base salary, target short-term cash incentive and long-term equity awards, approximated the median of peer group practice.

Pay Component	Objective of Pay Component
Base Salary	• To attract and retain a high-performing leadership team
Short-Term Annual Cash Incentives	• To reward achievement of short-term business objectives and results, such as Adjusted EBITDA, Company NPS, Organic Sales Growth, Safety and individual performance goals
Long-Term Equity Awards	• To align executive and stockholder interests, create “ownership culture,” provide retention incentives and “pay-for-performance”
Other Benefits	• To provide a safety net of protection in the case of illness, disability, death or retirement, through health, disability and life insurance, 401(k) retirement plan and other employee benefits
Base Salary
Base salaries are set to attract and retain high-performing executive talent. The determination of any particular executive’s base salary is based on personal performance, experience in the role, competitive rates of pay for comparable roles, significance of the role to the Company, the availability of potential replacement executives and anticipated economic conditions. Each year, the Human Resources and Compensation Committee considers merit and market-based salary increases, using data from our peer group, for our executives generally, including our NEOs. Based on these factors, in February 2019, the Human Resources and Compensation Committee approved salary increases for each of our NEOs in the range of 6.7% to 8.8% to move salaries toward the 50th percentile of our peer group. The base salaries paid to each of our NEOs for our 2019 Fiscal Year are shown in the “Summary Compensation Table” on page 42.
Short-Term Annual Cash Incentives
Our annual cash incentives are designed to focus our NEOs on achieving superior performance against business objectives and results for the Company as a whole and, in addition, reward them for the achievement of specific individual performance and/or other goals which the Human Resources and Compensation Committee and CEO (in the case of NEOs other than himself) subjectively determine based on its assessment of the executive’s performance during the year. By conditioning a significant portion of our NEOs’ potential total cash compensation on the Company’s achievement of clearly defined metrics, we reinforce our focus on creating a strong pay-for-performance culture.
All of our NEOs were eligible in the 2019 Fiscal Year to receive cash incentive bonuses based on the achievement of pre-established annual Company financial and performance metrics approved by the Human Resources and Compensation Committee. For the 2019 Fiscal Year, each NEO had a target incentive opportunity expressed as a percentage of his salary for the year. The threshold, target and maximum percentages of base salary and actual percentages of target for our NEOs for the 2019 Fiscal Year were as follows:
	Threshold(1)	Target(1)	Maximum(1)	Actual Percentage of Target(2)
Doug Black	62.5%	125%	220%	84%
John Guthrie	30%	60%	220%	81%
Briley Brisendine	30%	60%	220%	82%
Scott Salmon	30%	60%	220%	83%
Greg Weller	30%	60%	220%	82%
Ross Anker(3)	30%	60%	220%	81%

(1)
Expressed as a percentage of base salary. For the 2019 Fiscal Year, each of the various components of the annual incentive awards were subject to a cap, as set forth below.

(2)
Expressed as a percentage of the target bonus opportunity.

(3)
Per Mr. Anker’s amended separation benefits agreement, Mr. Anker is entitled an amount equal to his bonus for the 2019 Fiscal Year based on actual results, prorated for the period of January 1, 2019 to June 30, 2019. See “— Anker Separation Agreement” on page 39.

The Human Resources and Compensation Committee selected Adjusted EBITDA as the financial performance metric for our NEOs’ annual incentive opportunity, measured against the Adjusted EBITDA goals established by the Human Resources and Compensation Committee in the beginning of the year. The Adjusted EBITDA target goal of  $210 million represented an increase of more than 21% compared to 2018 actual performance of  $173.5 million, after giving effect to the inclusion of acquisitions completed during the first half of the 2019 Fiscal Year. In order to ensure our team continues to deliver outstanding customer service, the Human Resources and Compensation Committee also utilized Company-wide NPS as a component of each NEO’s annual incentive award, with a target score set at 71 and a maximum payout (150% of target) for a score of 80 or higher. This NPS target score represents a meaningful increase of 9.2% over our 2018 company-wide NPS target score of 65. In addition, in order to drive continued sales growth, the Human Resources and Compensation Committee also utilized Organic Sales Growth as a component of each NEO’s (other than Mr. Black) annual incentive award, which represents sales growth excluding branches that have been acquired within the last four full fiscal quarters. For Mr. Black, the Human Resources and Compensation Committee utilized Company safety as a component of his annual incentive award. The Human Resources and Compensation Committee subjectively assessed Mr. Black’s achievement with respect to the strategic performance goals and, with respect to the other NEOs, Mr. Black evaluated the performance of each NEO based on his individual strategic performance goals and made a recommendation to the Human Resources and Compensation Committee. The following table shows the weighting of the 2019 Fiscal Year performance metrics for each NEO, expressed as a percentage of his 2019 Fiscal Year total bonus opportunity.
	Adjusted EBITDA(1)	Company NPS(2)	Organic Sales Growth(2)	Strategic Performance(2)	Safety(2)
Doug Black	70%	10%	—	10%	10%
John Guthrie	70%	10%	10%	10%	—
Briley Brisendine	70%	10%	10%	10%	—
Scott Salmon	70%	10%	10%	10%	—
Greg Weller	70%	10%	10%	10%	—
Ross Anker	70%	10%	10%	10%	—

(1)
The Adjusted EBITDA component of the annual incentive opportunity is capped at 250% of target.

(2)
The Company NPS, Organic Sales Growth, Strategic Performance and Safety components of the annual incentive opportunity are each capped at 150% of target. Safety was included in the Strategic Performance component for NEOs with operational responsibilities other than Mr. Black.

The following table shows the threshold, target, and actual performance levels, along with the multiple of target bonus opportunity, for the Adjusted EBITDA component of the 2019 Fiscal Year bonus opportunities for our NEOs.
Adjusted EBITDA(1)	Level of Achievement(1)(2)(3)	Multiple of Target Opportunity
Threshold	$189.0 million	50%
Target	$210.0 million	100%
Maximum	$237.0 million	250%
Actual	$200.2 million	77%

(1)
Adjusted EBITDA was calculated using EBITDA for the Company for the fiscal year, as further adjusted for items such as stock-based compensation expense, (gain) loss on sale of assets, acquisitions and other adjustments. See Appendix A to this Proxy Statement for a reconciliation of Adjusted EBITDA to Net income (loss), the corresponding GAAP financial measure.
(2)
In order to mitigate the impact of acquisitions not reflected in the levels of achievement for the Adjusted EBITDA performance metric originally approved by the Human Resources and Compensation Committee in February 2019, in August 2019, the Human Resources and Compensation Committee increased threshold and target goals by $4.0 million each to take into account anticipated Adjusted EBITDA contributions from acquisitions completed during the first half of the 2019 Fiscal Year. Acquisitions completed during the second half of the 2019 Fiscal Year were excluded from the calculation of Adjusted EBITDA for purposes of determining annual bonuses.

(3)
The Adjusted EBITDA weighted performance multiplier is determined by linear interpolation of the percentage achievement between threshold and target goals.

The following table shows the threshold, target, maximum and actual performance levels, along with the multiple of target bonus opportunity, for the Company NPS component of the 2019 Fiscal Year bonus opportunities for our NEOs.
Company NPS(1)	Level of Achievement	Multiple of Target Opportunity
Threshold	60	50%
Target	71	100%
Maximum	80	150%
Actual	71.3	102%

(1)
Company NPS is based on responses from a customer survey regarding customer experience. Respondents to the survey are categorized as detractors (0-6 score for likelihood to recommend), passives (7-8), and promoters (9-10). Company NPS is then calculated by subtracting the percentage of detractors from the percentage of promoters.

The following table shows the threshold, target, maximum and actual performance levels, along with the multiple of target bonus opportunity, for the Organic Sales Growth component of the 2019 Fiscal Year bonus opportunities for our NEOs.
Organic Sales Growth(1)	Level of Achievement	Multiple of Target Opportunity
Threshold	4.0%	50%
Target	6.0%	100%
Maximum	8.0%	150%
Actual	4.7%	68%

(1)
When we refer to Organic Sales Growth, we include increases in growth from newly-opened greenfield branches and decreases in growth from closing existing branches but exclude increases in growth from acquired branches until they have been under our ownership for at least four full fiscal quarters at the start of the fiscal reporting period.

To determine the level of achievement of the NEOs’ individual strategic performance criteria, the Human Resources and Compensation Committee subjectively assessed Mr. Black’s achievement and, with respect to the other NEOs, Mr. Black evaluated the performance of each NEO based on their individual strategic performance measures and made a recommendation to the Human Resources and Compensation Committee. These individual criteria were related to specific individual categories of performance measures, as described below.

Individual Performance Categories
Mr. Black	• Improved safety metrics, Company financial plan achievement, improved diversity, team development
Mr. Guthrie	• Finance team development and strategic planning; field reporting and tracking; financial reporting
Mr. Brisendine	• Company safety; corporate governance oversight and execution; risk management enhancements; field operations support
Mr. Salmon	• Acquisition growth, integration and performance
Mr. Weller	• Supply chain improvements; operational excellence and branch development
Mr. Anker	• Improved pricing consistency; e-Commerce enhancements and execution of marketing and IT initiatives
Achievement of the Adjusted EBITDA, Company NPS, Organic Sales Growth, Safety (in the case of Mr. Black) and the individual performance measures, taken together, resulted in bonus payments for the 2019 Fiscal Year of  $1,039,631 to Mr. Black, $176,567 to Mr. Guthrie, $198,963 to Mr. Brisendine, $137,705 to Mr. Salmon, $151,722 to Mr. Weller and $95,170 to Mr. Anker. The 2019 annual bonus plan award paid to each of our NEOs is shown in the “Summary Compensation Table” on page 42 under the “Non-Equity Incentive Plan Compensation” column.
Long-Term Equity Incentives
In connection with our IPO in 2016, we adopted the 2016 Omnibus Equity Incentive Plan (the “2016 Plan”), which serves as the primary vehicle for providing equity incentives to our associates and directors. In 2017, the Human Resources and Compensation Committee began making annual equity grants to our executives as part of our compensation program. In addition, the Human Resources and Compensation Committee may, from time to time, provide an equity award to one or more of our NEOs to retain and reward key talent or to reflect increased responsibilities. The Human Resources and Compensation Committee may also review and approve equity awards for promotions. For more information regarding the equity awards granted to our NEOs under the 2016 Plan during the 2019 Fiscal Year, see the “Grants of Plan-Based Awards for 2019 Fiscal Year” table on page 43.
Prior to our IPO and the adoption of the 2016 Plan, our NEOs participated in the Amended and Restated SiteOne Landscape Supply, Inc. Stock Incentive Plan (f/k/a CD&R Landscapes Parent, Inc. Stock Incentive Plan) (the “Stock Incentive Plan”). Each of our NEOs other than Mr. Salmon received options under the Stock Incentive Plan in connection with the commencement of their employment. For more information regarding these options, see the “Outstanding Equity Awards at 2019 Fiscal Year End” on page 45 and the discussion under “Options Granted During 2015 under the Stock Incentive Plan” on page 45 below.
Awards Granted During 2019 under the 2016 Plan
To create a “pay-for-performance” environment, compensation is weighted toward at-risk compensation. Our long-term equity incentive program, which consisted of approximately 50% stock options, 25% RSUs and 25% PSUs for the 2019 Fiscal Year, is designed to serve stockholders’ best interests through sustained long-term performance.

As noted above, in February 2019, we began awarding PSUs in order to further ensure that our executive compensation aligns with pay for performance and facilitates long-term stockholder value creation. The PSUs will be earned based upon the Company’s performance, over a three-year period, measured by pre-tax income plus amortization (“EBTA”) growth relative to a select peer group, subject to adjustment based upon the application of a return on invested capital (“ROIC”) modifier, as set forth below. The “Performance Period” for the PSUs is a three-year period commencing December 31, 2018 and ending January 2, 2022. Vesting of PSUs is contingent upon each NEO’s continued employment, subject to certain exceptions as set forth in the PSU agreement.
The table below sets forth the performance criteria for the PSUs:
Performance Level	Relative EBTA Growth	% Target Award	Performance Level	Avg. ROIC	Modifier to PSUs Earned Based on Relative EBTA Growth*
<Threshold	<25th percentile	0%
Threshold	25th percentile	50%	Below Target	<12%	-20%
Target	50th percentile	100%	Target	12%-20%	0%
Maximum	>=75th percentile	200%	Above Target	>20%	+20%
•
Payout on EBTA growth performance capped at 100% of target if Company’s absolute EBTA growth is negative.

•
Payout for performance between levels noted above will be determined using straight-line interpolation.

•
Total payout will be capped at 200% of target.

The table below sets forth the number of target PSUs, stock options and restricted stock units awarded to each NEO for the 2019 Fiscal Year:
Name	Number of Options Awarded	Number of RSUs Awarded	Number of PSUs Awarded	Targeted Fair Value for All 2019 Awards
Doug Black	66,873	11,145	11,145	$2,300,000
John Guthrie	13,083	2,180	2,180	$450,000
Briley Brisendine	13,083	2,180	2,180	$450,000
Scott Salmon	26,406	4,401	4,401	$800,000(1)
Greg Weller2	11,630	2,423	1,453	$365,000
Ross Anker3	13,083	2,180	2,180	$450,000

(1)
Mr. Salmon’s 2019 award included amounts intended to compensate him for awards forfeited from his prior employer.

(2)
Includes 2,908 options and 970 RSUs granted on May 15, 2019 in connection with Mr. Weller’s expansion of responsibilities.

(3)
In connection with his separation, Mr. Anker’s 2019 equity grants were modified as follows:

Options		RSUs		PSUs		Fair Value for All 2019 Awards, as modified
Original Grant	Modified Grant	Original Grant	Modified Grant	Original Grant	Modified Grant
13,083	4,569	2,180	761	2,180	1,059	$210,287
Anker Separation Agreement
In connection with Mr. Anker’s termination of employment, the Company and Mr. Anker entered into an amendment to his existing separation benefits agreement providing that Mr. Anker will remain an employee of the Company until June 30, 2020 (inclusive of the Garden Leave Period described below), subject to and in accordance with the terms and conditions of the amended separation benefit agreement. Pursuant to the amended agreement, the Company and Mr. Anker agreed that Mr. Anker will commence a period of garden leave from July 1, 2019 to and including June 30, 2020 (the “Garden Leave Period”). Subject to Mr. Anker’s timely execution and non-revocation of, and in accordance with, the terms of the amended agreement, Mr. Anker will be entitled to receive (a) 18 months of severance payments beginning as of July 1, 2019, (b) an amount equal to his bonus for 2019 based on actual results, prorated for the period of January 1, 2019 to June 30, 2019, and (c) continued medical, dental and vision insurance coverage for 18 months at active employee rates (on an after-tax basis) beginning July 1, 2019. During the Garden Leave Period, Mr. Anker will not receive a salary, but he will remain eligible for the continued vesting of his equity awards, in accordance with the terms of the applicable equity compensation plans and grant agreements. The amended agreement provides that Mr. Anker will be subject to non-compete and non-solicitation obligations during the Garden Leave Period and for a period of one year thereafter. The Human Resources and Compensation Committee approved Mr. Anker’s separation agreement in light of his significant contributions in helping to build a strong foundation for the Company’s IT, Marketing and Category Management initiatives.
Employment Arrangements and Severance Agreements
Under certain circumstances, we recognize that special arrangements with respect to an executive’s employment may be necessary or desirable. In connection with their commencement of employment, we entered into an employment agreement with Mr. Black setting forth the terms of his employment as our CEO and letter agreements with the other NEOs setting forth the terms of their employment with the Company. The agreements for each NEO provide for employment on an “at will” basis. Mr. Black’s employment agreement includes severance benefits, salary, bonus, benefits and the specific terms described below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Material Terms of Employment Arrangements” on page 44 and under “Potential Payments Upon Termination or Change in Control” on page 46. The letter agreements with the other NEOs include salary, bonus, benefits and the specific terms described below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Material Terms of Employment Arrangements” on page 44. In addition, we have entered into severance agreements with Messrs. Guthrie, Brisendine, Salmon and Weller, which set forth certain severance benefits to be received by the executive upon a qualifying termination of employment. The severance arrangements with our NEOs operate with a “double trigger” in the event of a change of control, meaning severance payments do not occur unless the executive’s employment is involuntarily terminated (other than for cause or with good reason) within 12 months following a change-in-control. For a further discussion of these benefits, see below under “Potential Payments Upon Termination or Change in Control — Separation Benefits Agreements with Messrs. Guthrie, Brisendine, Salmon, Weller and Anker” on page 47.

Other Benefits
The benefits provided to our NEOs are generally the same as those provided to our other salaried associates and include, but are not limited to, medical, dental, health, life, accident, hospitalization and disability insurance, and a tax-qualified 401(k) plan. Several of our NEOs and their spouses attend an annual customer event.
Tax and Accounting Considerations
While the accounting and tax treatment of compensation generally has not been a consideration in determining the amounts of compensation for our executive officers, the Human Resources and Compensation Committee and management have taken into account the accounting and tax impact, including Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, of various program designs to balance the potential cost to us with the value to the executive. Section 162(m), as most recently amended in December 2017 in connection with tax reform legislation, limits the deductibility of compensation paid to “covered employees” in excess of  $1,000,000 in any taxable year. While the Human Resources and Compensation Committee may consider the impacts of Section 162(m) when determining executive compensation, it may authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.
The expenses associated with executive compensation issued to our executive officers and other key associates are reflected in our financial statements. We account for stock-based programs in accordance with the requirements of ASC 718, Compensation-Stock Compensation, which requires companies to recognize in the income statement the grant date value of equity-based compensation issued to associates over the vesting period of such awards.
Executive Officer Stock Ownership and Retention Guidelines
The Company has established stock ownership and retention guidelines in order to further align the long-term interests of our executive officers with those of our stockholders. Our stock ownership guidelines limit the ability of our CEO and each executive officer who reports directly to the CEO (each, a “Covered Executive”) from selling shares of the Company’s common stock unless they own shares having an aggregate value equal to a multiple of annual base salary, as follows:
Position	Multiple
Chief Executive Officer	6x Annual Base Salary
Covered Executives	2x Annual Base Salary
Only shares held directly by the individual count for purposes of ownership under the stock ownership guidelines. During the 2019 Fiscal Year, the Human Resources and Compensation Committee amended the Executive Officer Ownership Policy to increase the CEO holding requirement (from 5x base salary to 6x base salary) and exclude the value of in-the-money options from the ownership calculation.
The CEO and each Covered Executive are required to hold 50% of shares acquired as a result of settlement of compensatory awards (net of any shares withheld for taxes and the exercise price of stock options) until ownership guidelines have been met.
We have also established stock ownership requirements for our non-employee directors. See “Director Compensation — Non-Employee Director Stock Ownership and Retention Guidelines” on page 52.

Letter from the Human Resources and Compensation Committee

Dear Fellow Stockholders,
In May of 2019, the Committee amended its charter document to reflect its existing oversight of matters beyond compensation and changed the Committee’s name to the Human Resources and Compensation Committee. At each of its quarterly meetings, the Committee reviews a number of human capital metrics, including metrics related to diversity, pay equity, associate development and employee turnover. The Committee has also enhanced its review of issues related to the Company’s people, focusing this past year on issues such as the Company’s bench strength, reviewing the Company’s Leadership Academy for high potential employees, and analyzing the results of our 2019 associate engagement survey.
The Committee continues to closely evaluate the Company’s linkage between pay and performance, carefully considering feedback from our stockholders. We remain committed to considering stockholder views as we continue this important work.
Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis, and based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the 2019 Fiscal Year. This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Annual Report into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
By the Company’s Human Resources and Compensation Committee:
Jeri L. Isbell (Chair)
Fred M. Diaz
W. Roy Dunbar

Additional Executive Compensation Information

Summary Compensation Table
The following table sets forth the compensation of our NEOs for the 2019 Fiscal Year and the two immediately preceding fiscal years.
Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(*)
Doug Black Chairman and Chief Executive Officer	2019	798,462	1,063,281	1,149,941	1,039,631	16,248	4,067,563
	2018	750,000	1,623,238	575,104	554,696	13,710	3,516,748
	2017	741,346	1,147,647	374,984	683,438	13,050	2,960,465
John Guthrie Executive Vice President and Chief Financial Officer	2019	368,231	208,020	224,932	176,567	11,822	989,572
	2018	336,538	324,638	115,021	135,700	11,195	923,092
	2017	316,680	244,830	79,977	161,139	11,168	813,795
Briley Brisendine Executive Vice President, General Counsel and Secretary	2019	408,539	208,020	224,932	198,963	11,890	1,052,344
	2018	378,269	324,638	115,021	179,479	11,270	1,008,677
	2017	368,269	244,830	79,977	197,417	11,257	901,751
Scott Salmon(5) Executive Vice President, Strategy and Development	2019	285,385	423,288	459,993	137,705	10,968	1,317,339
Greg Weller(6) Senior Vice President Operations	2019	311,923	196,258	214,038	151,722	16,006	889,947
Ross Anker(7) Former Executive Vice President, Category Management, Marketing and IT	2019	414,267	2,641,858(7)	313,252(7)	95,170	11,529	3,476,077(7)
	2018	378,269	324,638	115,021	139,760	11,270	968,958
	2017	366,538	244,830	79,977	189,092	11,257	891,695

*
Totals may not equal summation of columns due to rounding.

(1)
Represents the actual sum of regular pay, paid-time off, holiday and back pay for the 2019, 2018 and 2017 fiscal years, as applicable.

(2)
The amount reported reflects the aggregate grant date fair value of the option awards and stock awards granted in the respective year, computed in accordance with FASB ASC Topic 718, modified to exclude any forfeiture assumptions related to service-based vesting conditions. See Note 7, “Employee Benefit and Stock Incentive Plans,” to the financial statements included in our Annual Report on Form 10-K for the 2019 Fiscal Year filed with the SEC on February 26, 2020 for a discussion of the relevant assumptions used in calculating these amounts. The maximum award value for the PSUs (determined as described above in “— Elements of Our Executive Compensation Program — Long-Term Equity Incentives” on page 37 is $1,149,941 for Mr. Black, $224,932 for each of Mr. Guthrie and Mr. Brisendine, $149,921 for Mr. Weller, $459,993 for Mr. Salmon and $146,777 for Mr. Anker.

(3)
Includes annual incentive payments earned with respect to the 2019, 2018 and 2017 fiscal years. For more detail, see above under “— Elements of Our Executive Compensation Program — Short-Term Annual Cash Incentives” on page 34.

(4)
For the 2019 Fiscal Year, reflects: (i) a Company 401(k) match of  $11,200 for each of Messrs. Black, Guthrie, Brisendine, Anker and Weller and $10,769 for Mr. Salmon; (ii) in the case of Mr. Black and Mr. Weller, $4,196 and 4,281, respectively, for spouses’ attendance at an annual customer event attended by customers and their spouses or significant others; and (iii) life and accidental death insurance premiums paid by the Company on behalf of each NEO. The incremental cost to the Company spousal attendance at the customer event was calculated based on the actual cost incurred for each spouse.

(5)
Mr. Salmon joined the Company on March 11, 2019.

(6)
Mr. Weller was not a NEO in 2017 or 2018.

(7)
Effective as of the commencement of the Garden Leave Period, Mr. Anker was no longer an executive officer of the Company. Pursuant to Mr. Anker’s amended separation agreement, Mr. Anker’s outstanding equity awards will continue to vest during the Garden Leave Period, which constitutes an accounting “modification” under FASB ASC Topic 718. Under SEC rules, the incremental fair value of these awards as of the modification date is required to be disclosed as compensation in the year the modification occurred. Accordingly, for the 2019 Fiscal Year, the Option Awards and Stock Awards include $2,433,839 ($2,407,865 of which relates to Mr. Anker’s option award originally granted on 1/9/2015) and $88,319, respectively ($2,522,158 in the aggregate). The amounts that Mr. Anker may actually receive upon settlement of these awards is different than the amounts above, and depends on, among other things, our stock price at the time of settlement. Mr. Anker’s total compensation without giving effect to the option award and stock awards modifications for the 2019 Fiscal Year was $953,918.

Grants of Plan-Based Awards for 2019 Fiscal Year
The following table provides information concerning plan-based awards granted to the NEOs in the 2019 Fiscal Year.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options (#)(4)	All Other Stock Awards: Number of Securities Underlying Awards (#)(5)	Exercise or Base Price of Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Doug Black	—	495,591	989,183	2,176,203	—	—	—	—	—	—	—
	2/6/2019	—	—	—	—	11,145	22,290	—	—	—	574,971
	2/6/2019	—	—	—	—	—	—	66,873	—	51.59	1,063,281
	2/6/2019	—	—	—	—	—	—	—	11,145	—	574,971
John Guthrie	—	109,442	218,884	481,545	—	—	—	—	—	—	—
	2/6/2019	—	—	—	—	2,180	4,360	—	—	—	112,466
	2/6/2019	—	—	—	—	—	—	13,083	—	51.59	208,020
	2/6/2019	—	—	—	—	—	—	—	2,180	—	112,466
Briley Brisendine	—	121,442	242,885	534,347	—	—	—	—	—	—	—
	2/6/2019	—	—	—	—	2,180	4,360	—	—	—	112,466
	2/6/2019	—	—	—	—	—	—	13,083	—	51.59	208,020
	2/6/2019	—	—	—	—	—	—	—	2,180	—	112,466
Scott Salmon		82,789	165,557	364,270	—	—	—	—	—	—	—
	3/11/2019	—	—	—	—	4,401	8,802		—	—	229,996
	3/11/2019	—	—	—	—	—	—	26,406	—	52.26	423,288
	3/11/2019	—	—	—	—	—	—	—	4,401	—	229,996
Greg Weller	—	92,608	185,215	407,473	—	—	—	—	—	—	—
	5/15/2019	—	—	—	—	—	—	2,908	—	66.10	57,578
	5/15/2019	—	—	—	—	—	—	—	970	—	64,117
	2/6/2019	—	—	—	—	1,453	2,906	—	—	—	74,960
	2/6/2019	—	—	—	—	—	—	8,722	—	51.59	138,680
	2/6/2019	—	—	—	—	—	—	—	1,453	—	74,960
Ross Anker(7)	—	117,000	234,000	514,800	—	—	—	—	—	—	—
	6/30/2019	—	—	—	—	—	—	—	—	—	2,522,158(8)
	2/6/2019	—	—	—	—	2,180	4,360	—	—	—	112,466
	2/6/2019	—	—	—	—	—	—	13,083	—	51.59	208,020
	2/6/2019	—	—	—	—	—	—	—	2,180	—	112,466

(1)
For a discussion of the payout opportunities under our short-term cash incentive plan for the 2019 Fiscal Year, see above under “— Elements of Our Executive Compensation Program — Short-Term Annual Cash Incentives” on page 34. Actual amounts paid to each of our NEOs is shown in the “Summary Compensation Table” on page 42 under the “Non-Equity Incentive Plan Compensation” column.

(2)
The annual incentive opportunity with respect to the Adjusted EBITDA, Company NPS, Safety and Organic Sales Growth and individual strategic performance components of each NEO’s annual bonus was capped at 250%, 150%, 150%, 150% and 150% of target, respectively, for the 2019 Fiscal Year.

(3)
Includes the time-based PSUs granted to each of our NEOs under the 2016 Plan, which will be earned based on the Company’s performance over the three year performance period ending January 2, 2022. See “Awards Granted During 2019 under the 2016 Plan” beginning on page 37.

(4)
Reflects stock options granted under the 2016 Plan, which vest in four equal installments on each of the first through fourth anniversaries from the grant date.

(5)
Includes the time-based RSUs granted to each of our NEOs under the 2016 Plan, which vest annually in four equal installments beginning on February 6, 2020, subject to the NEOs continued employment.

(6)
Reflects the aggregate grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. See Note 7, “Employee Benefit and Stock Incentive Plans,” to the financial statements in our annual report on Form 10-K for the 2019 Fiscal Year filed with the SEC on February 26, 2020 for a discussion of the relevant assumptions used in calculating these amounts.

(7)
Amounts shown for Mr. Anker represent values as of the date of grant. Pursuant to Mr. Anker’s amended separation agreement, Mr. Anker’s non-equity incentive plan award was prorated for the period of January 1, 2019 to June 30, 2019. In addition, his equity awards 2019 were modified as set forth on in footnote 2 to the NEO awards table under “Awards Granted During 2019 under the 2016 Plan” beginning on page 37.

(8)
This amount does not pertain to the grant of new equity awards, but instead represents, pursuant to SEC rules, the incremental value (determined in accordance with FASB ASC Topic 718) of the modification of Mr. Anker’s previously granted and outstanding stock options, RSUs and PSUs (after giving effect to the forfeiture, upon his termination, of a portion of Mr. Anker’s stock options, RSUs and PSUs). See footnote 7 to the “Summary Compensation Table” on page 43.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Material Terms of Employment Arrangements
On April 21, 2014, the Company entered into an employment agreement with Mr. Black. Mr. Black’s employment agreement provides for his employment at-will, and he may be terminated at any time by either party. Under his agreement, Mr. Black is entitled to a base salary to be determined annually by the Company’s Human Resources and Compensation Committee and is eligible for payment of an annual cash bonus, with a target amount equal to 125% of his base salary. Mr. Black’s employment agreement also specifies the payments and benefits to which he is entitled upon a termination of employment for specified reasons, which are discussed further below.
In connection with his offer of employment, the Company also entered into a letter agreement with Mr. Brisendine. Under the letter agreement, Mr. Brisendine is entitled to a base salary to be determined annually by the Human Resources and Compensation Committee and is eligible for payment of an annual cash bonus. The target annual cash bonus for Mr. Brisendine is equal to 60% of his base salary, subject to meeting performance goals set annually. The target cash bonus for Mr. Brisendine of 60% of base salary for the 2019 Fiscal Year is consistent with the target cash bonus for Fiscal Year 2018. In addition, each of Messrs. Brisendine, Guthrie, Salmon and Weller has a severance agreement, which specifies the payments and benefits to which such executives are entitled upon a termination of employment for specified reasons, which are discussed further below.

Options Granted During 2015 under the Stock Incentive Plan
The Stock Incentive Plan and an employee stock option agreement govern each grant of stock options to our NEOs during the 2015 Fiscal Year and provide, among other things, the vesting provisions of the options and the option term. Options granted under the Stock Incentive Plan generally vest in five equal annual installments, subject to the recipient’s continued employment, and have a term of ten years. In the event an executive’s employment is terminated due to death or disability, the remaining options will immediately vest. In the case of a termination for “cause” (as defined in the Stock Incentive Plan), all of an executive’s options, whether vested or unvested, will be canceled effective upon the executive’s termination of employment. Following a termination of an executive’s employment other than for “cause,” vested options granted under the Stock Incentive Plan are canceled unless the executive exercises the options within 90 days (or 180 days if the termination was due to death, disability or retirement after age 65) or, if sooner, prior to the options’ normal expiration date. For more detail on the Stock Incentive Plan, see “—Elements of Our Executive Compensation Program — Long-Term Equity Incentives” on page 37.
Outstanding Equity Awards at 2019 Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of RSUs that have not Vested (#)(4)	Market Value of RSUs that have not Vested ($)(5)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights that have not vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)(5)
Doug Black	02/06/19	0	66,873	51.59	02/06/29	11,145	1,008,177	11,145	1,008,177
	02/14/18	16,797	50,390	77.04	02/14/28	5,599	506,486	—	—
	02/17/17	43,571	43,570	38.73	02/17/27	4,841	437,917	—	—
	05/19/14	747,448	0	5.50	05/19/24	—	—	—	—
John Guthrie	02/06/19	0	13,083	51.59	02/06/29	2,180	197,203	2,180	197,203
	02/14/18	3,359	10,078	77.04	02/14/28	1,120	101,315	—	—
	02/17/17	4,295	9,295	38.73	02/17/27	1,032	93,355	—	—
	09/30/14	20,000	0	5.50	09/30/24	—	—	—	—
Briley Brisendine	02/06/19	0	13,083	51.59	02/06/29	2,180	197,203	2,180	197,203
	02/14/18	3,359	10,078	77.04	02/14/28	1,120	101,315	—	—
	02/17/17	9,295	9,295	38.73	02/17/27	1,032	93,355	—	—
	05/12/16	26,250	8,750	26.67	05/12/26	—	—	—	—
	09/08/15	20,308	17,427	12.84	09/08/25	—	—	—	—
Scott Salmon	3/11/2019	0	26,406	52.26	3/11/29	4,401	398,114	4,401	398,114
Greg Weller	5/15/2019	0	2,908	66.10	5/15/29	970	87,746	—	—
	2/6/2019	0	8,722	51.59	2/06/29	1,453	131,438	1,453	131,438
	2/14/2018	2,188	6,563	77.04	2/14/28	729	65,945	—	—
	2/17/2017	3,683	4,183	38.73	2/17/27	464	41,973	—	—
	4/15/2015	7,284	9,294	8.02	4/15/25	—	—	—	—
Ross Anker	02/06/19	0	4,569	51.59	9/30/20	761	68,840	1,059	95,797
	02/14/18	3,359	4,619	77.04	9/30/20	513	46,406	—	—
	02/17/17	0	6,353	38.73	9/30/20	706	63,865	—	—
	01/09/15	0	41,825	7.07	9/30/20	—	—	—	—

(1)
The options granted under the 2016 Plan vest in four equal installments on each of the first through fourth anniversaries of the date of grant.

(2)
The options granted under the Stock Incentive Plan vest in five equal installments on each of the first through fifth anniversaries of the date of grant.

(3)
Option exercise prices for options granted prior to April 29, 2016 reflect equitable adjustments by the Board in connection with the declaration and payment of the one-time cash dividend in April 2016.

(4)
The RSUs will vest and settle into shares of common stock in four equal annual installments on each of the first through fourth anniversaries of the date of grant, subject to the NEO’s continued employment.

(5)
Based on the closing price of the Company’s common stock ($90.46) on December 27, 2019.

(6)
The PSUs will vest and settle into common shares as described above in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — PSUs Granted During 2019 and 2020 under the 2016 Plan.”

Option Exercises and Stock Vested in 2019 Fiscal Year
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Doug Black	62,000	5,270,663	4,286	233,903
John Guthrie	64,124	4,557,208	890	48,587
Briley Brisendine	46,500	3,127,667	890	48,587
Scott Salmon	—	—	—	—
Greg Weller	5,250	390,015	476	25,936
Ross Anker	49,299	2,639,216	890	48,587

(1)
The value realized on option exercises is the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.

(2)
The value realized on vesting is determined by multiplying the number of units vested by our closing stock price on the date the units vested. For 2019, units granted on February 17, 2017 vested on February 17, 2019 and units granted on February 14, 2018 vested on February 14, 2019, and the closing stock price on those dates was $55.07 and $53.93, respectively.

Potential Payments Upon Termination or Change in Control
Employment Agreement with Mr. Black
Mr. Black’s employment agreement specifies the payments and benefits to which he is entitled upon a termination of employment for specified reasons. Pursuant to his employment agreement, if Mr. Black’s employment is terminated without “cause,” or if he terminates his employment for “good reason,” he is entitled to receive (a) all salary, bonus and benefits earned but unpaid as of the date of termination, (b) severance pay consisting of 18 months of his base salary, (c) his bonus for the year in which his employment terminates based on actual results, (d) an additional amount equal to the bonus for the year in which his employment terminates based on actual results, prorated for the portion of the performance year that Mr. Black had remained employed and (e) continued medical, dental and vision insurance coverage for 18 months at active employee rates (on an after tax-basis). Severance will be paid in monthly installments, except that if Mr. Black is terminated within 12 months after a change in control then his severance will be paid in a lump sum. If Mr. Black is terminated for “cause,” or he voluntarily terminates his employment, or if Mr. Black’s employment is terminated due to death, he is only entitled to receive salary, bonus and benefits earned but unpaid as of the date of termination. If Mr. Black’s employment is terminated due to disability, he is entitled to receive (a) salary, bonus and benefits earned but unpaid as of the date of termination and (b) continued medical, dental and vision insurance coverage for 18 months at active employee rates. Any severance payments payable are conditioned upon to Mr. Black’s execution and non-revocation of a release.
Mr. Black’s severance arrangement operates with a “double trigger” in the event of a change of control, meaning severance payments do not occur unless his employment is involuntarily terminated (other than for cause or good reason) within 12 months following a change-in-control.

“Cause” is defined in the employment agreement as (i) conviction of, or plea of nolo contendere to, a crime constituting a felony in the U.S. or a specified type of misdemeanor, (ii) willful or grossly negligent failure to perform material duties, (iii) willful material violation of company policy, (iv) material breach of a binding agreement to which he is a party and (v) willful conduct that materially and demonstrably harms the Company or any of its subsidiaries. Notice and cure provisions apply.
“Good Reason” is defined in the employment agreement as (i) a material reduction in base salary, (ii) a material reduction in annual incentive compensation opportunity, (iii) a material reduction in his authority, (iv) a transfer of the executive’s primary workplace to a location more than 50 miles from the Company’s headquarters (v) the failure to elect (or re-elect upon term expiration) him to the Board, the removal of Mr. Black from the Board or (vi) material breach by the Company or any of its subsidiaries of an agreement to which Mr. Black is the counterparty. Notice and cure provisions apply.
Separation Benefits Agreements with Messrs. Guthrie, Brisendine, Salmon, Weller and Anker
The Company is party to a separation benefits agreement with each of Messrs. Guthrie, Brisendine, Salmon and Weller that provide for certain severance benefits in the event of each executive’s termination of employment. Pursuant to the agreements, if the executive’s employment is terminated without “cause,” or if he terminates his employment for “good reason,” he is entitled to receive (a) all salary, bonus and benefits earned but unpaid as of the date of termination, (b) severance pay consisting of 18 months of his base salary, paid in monthly installments (except that if Mr. Brisendine is terminated within 12 months after a change in control then his severance will be paid in a lump sum), (c) an amount equal to his bonus for the year in which his employment terminates based on actual results, prorated for the portion of the performance year that the executive had remained employed, paid at the same time that the Company pays its executive annual bonuses for such fiscal year, and (d) continued medical, dental and vision insurance coverage for 18 months at active employee rates (on an after tax-basis). If the executive’s employment is terminated for “cause,” or the executive voluntarily terminates his employment without “good reason,” or if the executive’s employment is terminated due to death, he is only entitled to receive salary, bonus and benefits earned but unpaid as of the date of termination. If the executive’s employment is terminated due to disability, he is entitled to receive (a) salary, bonus and benefits earned but unpaid as of the date of termination and (b) continued medical, dental and vision insurance coverage for 18 months at active employee rates. Any severance payments payable are conditioned upon the executive’s execution and non-revocation of a release.
The severance arrangements for each of Messrs. Guthrie, Brisendine, Salmon and Weller operate with a “double trigger” in the event of a change of control, meaning severance payments do not occur unless the employment is involuntarily terminated (other than for cause or good reason) within 12 months following a change-in-control.
The definition of  “Cause” in each separation benefit agreement is the same as the definition of “Cause” in Mr. Black’s employment agreement, which is described above under “— Employment Agreement with Mr. Black.”
“Good Reason” is defined in the separation benefit agreement as (i) a reduction in base salary, (ii) a reduction in annual incentive compensation opportunity that is not offset with other increases in compensation, (iii) a material reduction in his authority, (iv) a material reduction in his aggregate welfare benefits, (v) a transfer of the executive’s primary workplace to a location more than 30 miles from the Company’s headquarters or (vi) material breach by the Company or any of its subsidiaries of an agreement to which the executive is the counterparty. Notice and cure provisions apply.
The Company is also party to a separation benefits agreement with Mr. Anker, which was amended in connection with his termination from the Company. For a description of Mr. Anker’s amended separation agreement, see “Anker Separation Arrangement” on page 39. Except as set forth in the amended separation agreement, the terms of Mr. Anker’s original separation agreement, which are consistent with the separation benefits agreements for Messrs. Guthrie, Brisendine, Salmon and Weller, were unchanged.
Accelerated Vesting of Options and RSUs on Certain Terminations of Employment or a Change in Control
Stock Incentive Plan. If a NEO’s employment is terminated as a result of the NEO’s death or disability, then the unvested options held by the NEO at the time of his or her death or disability will accelerate and become vested. Upon a termination for cause, all of the NEO’s options, whether vested or unvested, are forfeited. Upon a termination for any other reason, all unvested options will be forfeited.
If we undergo a “change in control,” as defined below, stock options granted under the Stock Incentive Plan will generally accelerate and be cancelled in exchange for a cash payment equal to the change in control price per share minus the exercise price of the applicable option, unless the Human Resources and Compensation Committee elects to provide for alternative awards in lieu of cancellation and payment.
Under the Stock Incentive Plan, a “change in control” is generally defined as the first to occur of the following events:
•
the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act) of more than 50% of the combined voting power of our then outstanding voting securities, other than any such acquisition by us, any of our subsidiaries, any employee benefit plan of ours or any of our subsidiaries, or any affiliates of any of the foregoing;

•
the merger, consolidation or other similar transaction involving us, as a result of which persons who were our stockholders immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

•
within any 12-month period, the persons who were our directors at the beginning of such period (called “incumbent directors”) cease to constitute at least a majority of the Board, except that any director elected or nominated for election to the Board by a majority of the incumbent directors then still in office is deemed to be an incumbent director for these purposes; or

•
the sale, transfer or other disposition of all or substantially all of our assets to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of ours.

2016 Plan
For the options and RSUs granted in 2017, 2018 and 2019 under the 2016 Plan, if a NEO’s employment is terminated as a result of the NEO’s death or disability, then all unvested options and RSUs held by the NEO at the time of his or her death or disability will accelerate and become vested. For PSUs granted in 2019, if a NEO’s employment is terminated as a result of the NEO’s death or disability, then a pro rata portion of the PSUs will vest (based on target level performance), determined by multiplying the target award by (x) the number of completed months that the NEO was employed with the Company during the performance period and (y) 36 months.
If a NEO resigns or retires at or after the age of 60, and has been an employee of the Company for at least 10 years, subject to certain non-competition requirements, then unvested options and RSUs will continue to vest on the prescheduled vesting dates in the one-year period following the effective date of such resignation or retirement (in the case of options and RSUs granted in 2017), or the two-year period following the effective date of such resignation or retirement (in the case of options and RSUs granted in 2018 and 2019). PSUs will vest in a pro-rated number at the end of the performance cycle (based on actual performance) as follows: (x) if retirement occurs in year one of the performance period, then 33% of the PSUs will vest; (y) if retirement occurs in year two of the performance period, then 66% of the PSUs will vest; and (z) if retirement occurs in year three of the performance period, then 100% of the PSUs will vest.
Upon a termination without cause, unvested options and RSUs will vest in an amount equal to the number of options and RSUs, as applicable, that would have vested on the next scheduled vesting date, had the NEO remained employed through such vesting date, multiplied by a fraction, (x) the numerator of which is the number of days from the immediately preceding vesting date (or the grant date, if the termination of employment occurs prior to the first vesting date) and (y) the denominator is the number of days from the immediately preceding vesting date (or the grant date, if the termination of employment occurs prior to the first vesting date) through such next vesting date. PSUs will vest (based on actual performance) at the end of the performance period, determined by multiplying the target award by a fraction (x) the numerator of which equals the number of completed months that the NEO was employed with the Company during the performance period and (y) the denominator of which equals 36 months.
For the options granted in 2016 under the 2016 Plan, in the event of the NEO’s termination of employment by reason of death, disability or retirement, or upon a termination without cause, unvested options will vest in an amount equal to the number of options that would have vested on the next scheduled vesting date, had he remained employed through such vesting date, multiplied by a fraction, (x) the numerator of which is the number of days from the immediately preceding vesting date (or the grant date, if the termination of employment occurs prior to the first vesting date) and (y) the denominator is the number of days from the immediately preceding vesting date (or the grant date, if the termination of employment occurs prior to the first vesting date) through such next vesting date.
If we undergo a “change in control,” as defined below, no vesting or cancellation of awards granted under the 2016 Plan will occur if awards are assumed and/or replaced in the change in control with substitute awards having the same or better terms and conditions, provided that any substitute awards must fully vest on a participant’s involuntary termination of employment without “cause” or voluntary termination with “good reason,” in each case occurring within one year following the date of the change in control. If the Human Resources and Compensation Committee determines that substitute awards will not be provided in the change in control, all outstanding awards would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options and SARs, the applicable exercise or base price). The Human Resources and Compensation Committee has the ability to prescribe different treatment of awards in the award agreements.
Notwithstanding the foregoing, in the event of a change in control, PSUs will automatically convert into RSUs (based on target level, in the event the change in control occurs prior to the completion of year two of the performance period, or based on performance to date, in the event the change in control occurs in year three of the performance period). The RSUs will vest at the end of the performance period unless the RSUs are not assumed and/or replaced or the participant’s employment is terminated without cause or voluntarily with good reason as described above, in which case the RSUs will vest immediately.
Under the 2016 Plan, a “change in control” is generally defined as the first to occur of the following events:
•
any transaction that results in the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act) of more than 50% of the combined voting power of our then outstanding voting securities, other than any such acquisition by us, any of our subsidiaries, any employee benefit plan of ours or any of our subsidiaries, or any affiliates of any of the foregoing;

•
within any 12-month period, the persons who were our directors at the beginning of such period (called “incumbent directors”) cease to constitute at least a majority of the Board, except that any director elected or nominated for election to the Board by a majority of the incumbent directors then still in office is deemed to be an incumbent director for these purposes; or

•
the sale, transfer or other disposition of all or substantially all of our assets to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of ours.

Our IPO did not constitute a change in control for purposes of the equity plans.
Summary of Potential Payments Upon Termination of Employment or Upon the Occurrence of a Change in Control
The following table shows the estimated value of benefits to Messrs. Black, Guthrie, Brisendine, Salmon and Weller if their employment had been terminated under the various circumstances described below as of December 29, 2019, the last day of the 2019 Fiscal Year, or upon the occurrence of a change in control. The amounts shown in the table exclude accrued but unpaid base salary, unreimbursed employment-related expenses, accrued but unpaid vacation pay (which payments and reimbursements would be made to all salaried associates), distributions under our 401(k) retirement plan (which plan is generally available to all of our salaried associates), and the value of equity awards that were vested by their terms as of December 29, 2019. For a description of the definition of  “cause” and the timing of the payments see “Potential Payments Upon Termination or Change in Control — Employment Agreement with Mr. Black” on page 46 and “Potential Payments Upon Termination or Change in Control —  Separation Benefits Agreements with Messrs. Guthrie, Brisendine, Salmon, Weller and Anker” on page 47.
	Without Cause/ For Good Reason (No CIC)($)	Without Cause/ For Good Reason (In connection with CIC)($)	Death/Disability ($)	Retirement ($)(4)	CIC (No Termination) ($)(5)
Doug Black(1)
Severance Pay (base salary and bonus components)(1)	1,197,693	1,197,693	—	—	—
Employer-Paid COBRA(2)	34,076	34,076	34,076	—	—
Value of Equity Award Acceleration(3)	2,646,463	8,490,219	7,818,101	—	8,490,219
Total	3,878,232	9,721,988	7,852,177	—	8,490,219
John Guthrie(1)
Severance Pay (base salary and bonus components)(1)	552,346	552,346	—	—	—
Employer-Paid COBRA(2)	34,076	34,076	34,076	—	—
Value of Equity Award Acceleration(3)	538,833	1,713,711	1,582,243	—	1,713,711
Total	1,125,255	2,300,133	1,616,319	—	1,713,711
Briley Brisendine(1)
Severance Pay (base salary and bonus components)(1)	612,808	612,808	—	—	—
Employer-Paid COBRA(2)	34,076	34,076	34,076	—	—
Value of Equity Award Acceleration(3)	893,007	3,624,635	3,288,273	—	3,624,635
Total	1,539,891	4,271,519	3,322,349	—	3,624,635
Scott Salmon(1)
Severance Pay (base salary and bonus components)(1)	428,077	428,077	—	—	—
Employer-Paid COBRA(2)	22,704	22,704	22,704	—	—
Value of Equity Award Acceleration(3)	415,041	1,804,938	1,539,528	—	1,804,938
Total	865,822	2,255,719	1,562,233	—	1,804,938
Greg Weller(1)
Severance Pay (base salary and bonus components)(1)	467,885	467,885	—	—	—
Employer-Paid COBRA(2)	—	—	—	—	—
Value of Equity Award Acceleration(3)	329,780	1,939,192	1,851,566	—	1,939,192
Total	797,665	2,407,077	1,851,566	—	1,939,192
Ross Anker(6)
Severance Pay (base salary and bonus components)	—	—	—	—	—
Employer-Paid COBRA	—	—	—	—	—
Value of Equity Award Acceleration(6)	—	—	—	—	4,330,919
Total	—	—	—	—	4,330,919

(1)
Pro rata bonus is not included in this table because, assuming a termination of employment on December 29, 2019, the performance period with respect to the 2019 Fiscal Year was complete and the NEO would have been employed for the full performance period.

(2)
Represents Company-paid COBRA for medical, dental and vision coverage based on COBRA 2019 rates.

(3)
Represents the value of unvested equity awards that vest upon the designated event. Stock options, RSUs and PSUs are valued based upon the closing price of our common stock on the NYSE on December 27, 2019, the last trading day in our 2019 Fiscal Year ($90.46).

(4)
As of December 29, 2019, none of our NEOs satisfied the conditions for retirement under the 2016 Plan or the applicable award agreements.

(5)
Assumes no replacement or substitute awards granted in connection with change in control.

(6)
Because Mr. Anker was terminated from the Company prior to the end of the 2019 Fiscal Year, the table above only reflects the value of his equity awards that would have accelerated pursuant to the their terms in connection with a change of control on December 29, 2019. For a description of Mr. Anker’s severance arrangements, see “Elements of Our Executive Compensation Program — Anker Separation Agreement” on page 39.

Director Compensation

In connection with our initial public offering, the Board adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. In May 2019, the Board amended and restated the policy to increase the cash retainer and annual equity portions by $5,000 and $15,000, respectively, each as a result of a market benchmarking survey conducted by FW Cook. Under this policy, all non-employee directors are entitled to cash compensation as set forth below, payable in arrears on a quarterly basis:
Annual Retainer
Board:
All non-employee members	$65,000
Lead Director	$35,000
Audit Committee:
Chair	$32,500
Non-Chair members	$12,500
Human Resources and Compensation Committee:
Chair	$25,000
Non-Chair members	$10,000
Nominating and Corporate Governance Committee:
Chair	$17,500
Non-Chair members	$7,500
Each non-employee director has the right to elect to receive all or a portion of his or her annual cash retainer in the form of fully-vested deferred stock units (“DSUs”) using the fair market value of a share of the Company’s common stock on the payment date subject to deferral requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
Under the policy, on the date of each annual meeting of our stockholders, each continuing non-employee director is eligible to receive a prospective equity award for the coming year of service with a grant date fair value of  $105,000 in the form of fully vested DSUs. The DSUs are granted to our non-employee directors under the 2016 Plan on a fully vested basis but will not settle into the Company’s common stock until after the director receiving the grant has ceased to serve as a non-employee director on the Board or a change in control.
We have also agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board and committee meetings.

Director Compensation for 2019 Fiscal Year
The following table summarizes the compensation paid to our non-employee directors for the 2019 Fiscal Year.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Fred Diaz	—(1)	190,646	190,646
William W. Douglas III	135,364	105,000	240,364
W. Roy Dunbar	73,146	105,000	178,146
Jeri L. Isbell	93,791	105,000	198,791
Jack L. Wyszomierski	92,218	105,000	197,218
Larisa Drake	40,893	105,000	145,893

(1)
Mr. Diaz elected to receive 100% of his cash compensation in the form of DSUs and, accordingly, received 1,210 DSUs, as payment in lieu of his cash compensation.

(2)
Reflects the grant date fair value of 1,589 DSUs granted to each director on May 15, 2019 and 361 DSUs, 307 DSUs, 300 DSUs and 242 DSUs granted to Mr. Diaz on March 29, 2019, June 28, 2019, September 27, 2019 and December 27, 2019, respectively. The grant date fair value of the DSUs is computed in accordance with FASB ASC Topic 718, modified to exclude any forfeiture assumptions related to service-based vesting conditions, determined by dividing the grant value by the closing price of our common stock on the grant date.

Non-Employee Director Stock Ownership and Retention Guidelines
We recently adopted a new Non-Employee Director Equity Ownership Policy that requires each non-employee director to own shares of the Company’s common stock having an aggregate value equal to a multiple of the annual cash retainer as followers:
Position	Multiple
Non-Employee Director	5x Annual Cash Retainer
All shares of the Company’s common stock owned directly or indirectly, and DSUs held by the non-employee director, count for purposes of the ownership policy. Non-employee directors are required to maintain 100% of after-tax shares earned from the non-employee director compensation program until the ownership threshold has been achieved but are not required to purchase equity in the open market in order to comply with the ownership policy.
Also, the DSUs granted to our non-employee directors under the 2016 Plan pursuant to our non-employee director compensation policy are granted on a fully vested basis but will not settle into the Company’s common stock until after the director receiving the grant has ceased to serve as a non-employee director on the Board or a change in control.
Human Resources and Compensation Committee Interlocks and Insider Participation

Messrs. Dunbar and Diaz and Ms. Isbell and former director Mike Grebe all served as members of the Human Resources and Compensation Committee during the 2019 Fiscal Year. No member of the Human Resources and Compensation Committee during the 2019 Fiscal Year is or at any time has been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves or has served on the Human Resources and Compensation Committee or the board of directors of another entity which had an executive officer serving on the Human Resources and Compensation Committee during the 2019 Fiscal Year.
Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information, as of December 29, 2019, regarding the amount of common shares to be issued upon the exercise of outstanding options and settlement of RSUs and DSUs granted under the 2016 Plan and the Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders
Equity compensation plans not approved by stockholders	2,208,529	$26.67	753,375

(1)
Includes 1,354,228 stock options, 42,989 RSUs, 23,871 PSUs and 32,768 DSUs granted to officers and directors pursuant to the 2016 Plan and the Stock Incentive Plan.

CEO Pay Ratio

For the 2019 Fiscal Year: (i) the total compensation of our median employee (excluding Mr. Black, our CEO) was $47,840; and (ii) the annual total compensation of Mr. Black, our CEO, was $3,027,896. Based on this information, the ratio of the annual total compensation of our CEO to the median employee is 63.3 to 1.
Methodology
To identify the median employee in 2019, as well as to determine the annual total compensation of such median employee, we used our total employee population as of December 31, 2019, which consisted of a total of 4,615 individuals, 4,536 of whom were located in the United States and 79 of whom were located in Canada.
Compensation Measure
We use a variety of pay elements to structure the compensation arrangements of our employees, including an annual cash bonus plan for a portion of our full-time employees, commissioned-based incentive compensation for employees in our various sales organizations, and hourly compensation for those employees who are not eligible to receive incentive compensation.
Consequently, for purposes of identifying the median compensated employee, we used the annualized pay rate for both our hourly and salary associates active as of December 31, 2019. We included all permanent employees, including new employees who were hired in fiscal 2019 but did not work for the Company for the entire fiscal year. For our Canadian employees, we converted their local CAD to USD using the 2019 annual exchange rate of 0.76. We did not make any cost-of-living adjustments in identifying the median employee.
Using this methodology, we determined that our median employee was a full-time, salaried employee located in the United States. Using the same methodology we used in calculating Mr. Black’s annual total compensation, for Fiscal Year 2019, the total annual compensation of the median employee was $47,840.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table on page 42.

PROPOSAL 4: APPROVAL OF THE 2020 PLAN
Background

At the Annual Meeting, stockholders are being asked to approve the 2020 Plan. The 2020 Plan was approved by the Board, conditioned on and subject to stockholder approval. If the 2020 Plan is approved by stockholders, the 2020 Plan will replace the 2016 Plan. As described further below, the maximum number of shares that will be available for issuance of awards under the 2020 Plan will be the sum of 1,600,000 shares plus any shares that remain available for grant under the 2016 Plan as of the date that the 2020 Plan becomes effective. Upon approval of the 2020 Plan, no further grants of awards will be made under the 2016 Plan; however, outstanding awards granted under the 2016 Plan will remain outstanding and shall continue to be administered in accordance with the terms of the 2016 Plan and the applicable award agreements.
Rationale for Approval of the 2020 Incentive Plan

The 2020 Plan is necessary to promote our long-term success and the creation of stockholder value by: (i) enabling us to continue to attract and retain the services of key employees who would be eligible to receive grants; (ii) aligning participants’ interests with stockholders’ interests through incentives that are based upon the performance of our common stock; (iii) motivating participants, through equity incentive awards, to achieve long-term growth in the company’s business; and (iv) providing a long-term equity incentive program that is competitive as compared to other companies with whom we compete for talent.
As of February 28, 2020, only 558,548 shares of Company common stock remain available for grant under the 2016 Plan; such number of shares is insufficient to achieve the Company’s compensation objectives over the coming years. If the 2020 Plan is not approved by stockholders and the 2016 Plan remains in effect, the Company’s ability to include equity compensation as part of our employees’ total compensation package will be severely limited.
In making its determination to approve the 2020 Plan and to request the increase of authorized shares, the Board sought to ensure that the Company would have an available pool of shares from which to grant long-term incentive awards for a reasonable period of time into the future. In doing so, the Board considered advice and input from its independent compensation consultant, FW Cook, regarding certain dilution, overhang and burn rate data.
The market price of our common stock as of March 17, 2020 was $62.48.
Summary of Key Stock Plan Data

Annual Share Usage
The following table sets forth information regarding stock-settled, time-vested equity awards granted, and stock-settled, performance-based equity awards granted, over each of the last three completed fiscal years:
	2019	2018	2017	3-Year Average
Stock Options Granted	297,421	289,232	400,145	—
Stock-Settled Time-Vested Restricted Shares/Units Granted	115,601	51,462	68,669	—
Stock-Settled Performance-Based Shares/Units Granted(1)	29,836	0	0	—
Weighted-Average Basic Common Shares Outstanding	41,218,843	40,488,196	39,754,595	—
Share Usage Rate	1.07%	0.84%	1.18%	1.03%

(1)
With respect to performance-based shares/units in the table above, we calculate the share usage rate based on the applicable number of shares granted each year. For reference, the performance-based shares/units earned during the foregoing 3-year period were as follows: 29,836 shares in 2019, 0 shares in 2018 and 0 shares in 2017, as our performance share program commenced in 2019.

Overhang as of February 28, 2020
The following table sets forth certain information as of February 28, 2020, unless otherwise noted, with respect to the Company’s equity compensation plans:
Stock Options Outstanding	1,878,318
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$32.52
Weighted-Average Remaining Term of Outstanding Stock Options/SARS	6.11
Total Stock-Settled Full-Value Awards Outstanding	252,522
Proposed share reserve under the 2020 Omnibus Plan*	2,158,548
Basic common shares outstanding as of the record date (March 17, 2020)	41,857,684
*
Consists of the sum of 1,600,000 new shares and 558,548 shares that were available for grant under the 2016 Plan as of February 28, 2020. The proposed share reserve is subject to reduction for any awards granted under the 2016 Plan after February 28, 2020. Upon stockholder approval of the 2020 Plan, no further awards will be made under the 2016 Plan.

Dilution and Expected Duration
Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang as of February 28, 2020, would be 9.3% and rank near the median of our peer group. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of February 28, 2020. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
We expect that the share reserve under the 2020 Plan, if this proposal is approved by our stockholders, will be sufficient for awards for the next several years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2020 Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.
Key Plan Design and Governance Features of the 2020 Incentive Plan

In an effort to further align the interests of our directors and employees with our stockholders and enhance stockholder value, the 2020 Plan has been designed to incorporate a broad range of compensation and corporate governance best practices, including the following:
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Administered by an Independent Committee. The 2020 Plan will be administered by a committee composed entirely of independent directors.

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No In-the-Money Option or Stock Appreciation Rights Grants. The 2020 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than 100% of the fair market value of our common stock on the date of grant.

•
No Repricing or Replacement of Options or Stock Appreciation Rights. Options and stock appreciation rights granted under the 2020 Plan may not be repriced, replaced or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•
No “Reload” Stock Options.The 2020 Plan does not permit grants of stock options with a “reload” feature that would provide for additional stock options to be granted automatically upon the participant’s exercise of previously-granted stock options.

•
No Increase to Shares Available for Issuance without Stockholder Approval. The 2020 Plan prohibits any increase in the total number of shares of common stock that may be issued under the 2020 Plan without stockholder approval, other than adjustments in connection with certain corporate reorganizations, changes in capitalization and other events, as described below.

•
Minimum Vesting Requirements. No equity-based award granted under the 2020 Plan may vest prior to the first anniversary of the applicable grant date, subject to limited exceptions noted below.

•
Director Grant Limit. No director in any fiscal year may be granted awards, together with any cash fees, the total value of which exceeds $500,000, subject to limited exceptions noted below.

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No Dividend Payments on Unvested Awards. Dividends and dividend equivalents in respect of unvested awards are not paid unless and until such awards vest. Dividends or dividend equivalents are not payable with respect to options or stock appreciation rights.

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Claw-Back Provision. The Committee may recover awards and payments under or gains in respect of awards in accordance with the Company’s clawback policy.

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No Single-Trigger Accelerated Vesting; No Gross-Ups. Under the 2020 Plan, there is no single-trigger accelerated vesting in connection with a change in control where the acquirer assumes the awards or grants substitute awards. Further, the 2020 Plan does not provide for excise tax gross-ups.

•
No “Liberal Share Recycling” of Options or Stock Appreciation Rights. The 2020 Plan does not permit liberal share recycling.

Plan Summary

The following summary of the material terms of the 2020 Plan is qualified in its entirety by reference to the full text of the 2020 Plan, which is attached as Appendix B to this Proxy Statement. The 2020 Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code, and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.
Administration. Our Board has the authority to interpret the terms and conditions of the 2020 Plan, to determine eligibility for and terms of awards for participants and to make all other determinations necessary or advisable for the administration of the 2020 Plan. The Board may delegate its authority to any committee of the Board (the Board or such committee is referred to below as the “Administrator”). To the extent consistent with applicable law, the Administrator may further delegate the ability to grant awards to our CEO or other of our officers. In addition, subcommittees may be established to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934.
Eligible Award Recipients. Our directors, employees and consultants are eligible to receive awards under the 2020 Plan. Currently, approximately 101 employees and 6 non-employee directors are eligible to participate in the 2020 Plan. No consultants are currently eligible.
Awards. Awards under the 2020 Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; restricted stock units; performance shares; performance units; stock appreciation rights (“SARs”); dividend equivalents; deferred share units; and other stock-based or cash-based awards.
Shares Subject to the 2020 Plan. Subject to adjustment as described below, the aggregate number of shares which may be delivered pursuant to awards issued under the 2020 Plan is the sum of 1,380,000 shares and any shares that remain available for grant under the 2016 Plan as of the effective date of the 2020 Plan, all of which may be granted as incentive stock options. As of February 28, 2020, the 2016 Plan had 558,548 shares available for the future issuance of awards. Shares issued under the 2020 Plan may be authorized but unissued shares or shares reacquired by us. Upon the grant of an award, the 2020 Plan’s share reserve shall be reduced by the maximum number of Shares that are issued or may be issued pursuant to such award. Upon the exercise, settlement or conversion of the award, there shall again be available for grant under the 2020 Plan the number of shares subject to such award minus the actual number of shares issued in connection with such exercise, settlement or conversion. The following shares subject to an award shall be added back to the share reserve and shall be available for future awards: (i) any shares subject to an award under the 2020 Plan that are forfeited, expire or settled in cash, or with respect to awards under the 2016 Plan and Stock Incentive Plan, that are forfeited, expire or settled in cash after the effective date of the 2020 Plan; and (ii) any shares tendered or withheld to satisfy the tax withholding obligations pursuant to an award (other than an option or stock appreciation right), provided that shares that again become available for issuance pursuant to this clause (ii) shall not increase the numbers of shares that may be granted as incentive stock options. Notwithstanding the foregoing, the following shares shall not be added back to the 2020 Plan’s share reserve: (a) any shares tendered or withheld in payment of the exercise price of an option, (b) any shares tendered or withheld to satisfy any tax withholding obligation with respect to options or stock appreciation rights, (c) any shares subject to a stock appreciation right under the 2020 Plan or 2016 Plan that are not issued in connection with its stock settlement on exercise thereof, and (d) any shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise.
Award Limits. Because of a change to Section 162(m) of the Internal Revenue Code, the 2020 Plan no longer includes individual award limits. However, the 2020 Plan does provide a limit on director compensation, which is unrelated to Code Section 162(m). The maximum number of shares that each non-employee director may be granted in respect to awards during a fiscal year, taken together with any cash fees paid during such fiscal year, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board provided that the director receiving the additional compensation does not participate in the decision.
Minimum Vesting Requirements. Awards granted under the 2020 Plan (other than a cash-based award) shall vest no earlier than the first anniversary of the date on which the award is granted, subject to the following exceptions: (i) awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Administrator may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the 2020 Plan. The foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a Change in Control, in the terms of the applicable award agreement or otherwise.
Prohibition of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends or dividend equivalents be paid with respect to options or stock appreciation rights. To the extent dividends are declared during the period that an award is outstanding such dividends shall be accrued and shall accumulate during the period that the related award is unvested and shall not be payable until the related award (or portion thereof) vests and shall be forfeited to the extent that the related award (or portion thereof  ) is forfeited.
Terms and Conditions of Awards
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Options and Stock Appreciation Rights. An “incentive stock option” is an option that meets the requirements of Section 422 of the Code, and a “non-qualified stock option” is an option that does not meet those requirements. A “stock appreciation right” (or SAR) is the right of a participant to a payment, in cash, shares of common stock, or a combination of cash and shares equal to the amount by which the market value of a share of common stock exceeds the exercise price of the stock appreciation right. An option or SAR granted under the 2020 Plan will be exercisable only to the extent that it is vested on the date of exercise. No option or SAR may be exercisable more than ten years from the grant date; provided that if, on the scheduled expiration date of such option or SAR, exercise of such option or SAR would violate an applicable law or the participant is subject to a “black-out” period, then such option or SAR shall be automatically extended until not later than thirty (30) days after the exercise of such option or SAR first would no longer violate such law or be subject to such “black-out” period provided such option or SAR is “in-the-money.” The Administrator may include in the option agreement the period during which an option may be exercised following termination of employment or service. SARs may be granted to participants in tandem with options or separately. Tandem SARs will generally have substantially similar terms and conditions as the options with which they are granted.
•
The exercise price per share under each option and SAR granted under the 2020 Plan may not be less than 100% of the fair market value of the Company’s common stock on the option grant date. For so long as the Company’s common stock is listed on the New York Stock Exchange, the fair market value of the common stock will be equal to the closing price of the Company’s common stock on the exchange on which it is listed on the option grant date. If no sales of common stock were reported on the option grant date, the fair market value will be deemed equal to the closing price on the exchange on which it is listed for the last preceding date on which sales of the common stock were reported. The 2020 Plan prohibits repricing of options and SARs without stockholder approval.

•
Restricted Stock and Restricted Stock Units. Restricted stock is an award of common stock on which certain restrictions are imposed over specified periods that subject the shares to a substantial risk of forfeiture. A restricted stock unit is a unit, equivalent in value to a share of common stock, credited by means of a bookkeeping entry in our books to a participant’s account, which is settled in stock or cash upon or after vesting. Subject to the provisions of the 2020 Plan, our Administrator will determine the terms and conditions of each award of restricted stock or restricted stock units, including the restricted period for all or a portion of the award, and the restrictions applicable to the award. Restricted stock and restricted stock units granted under the 2020 Plan will vest based on a period of service specified by our Administrator or the occurrence of events specified by our Administrator.

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Performance Shares and Performance Units. A performance share is a right to receive a specified number of shares of common stock after the date of grant subject to the achievement of predetermined performance conditions. A performance unit is a unit, equivalent in value to a share of common stock, that represents the right to receive a share of common stock or the equivalent cash value of a share of common stock if predetermined performance conditions are achieved. Vested performance units may be settled in cash, stock or a combination of cash and stock, at the discretion of the Administrator. Performance shares and performance units will vest based on the achievement of pre-determined performance goals established by the Administrator and specified in the applicable award agreements, and such other conditions, restrictions and contingencies as the Administrator may determine. These performance goals may be the same as those discussed below with respect to our Annual Incentive Plan or other criteria as may be determined by the Administrator.

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Deferred Share Units. A deferred share unit is a unit credited to a participant’s account by means of a bookkeeping entry in our books that represents the right to receive a share of common stock or the equivalent cash value of a share of common stock upon a predetermined settlement date. Deferred share units may be granted by the Administrator independent of other awards or compensation. Unless the Administrator determines otherwise, deferred share units would be fully vested when granted.

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Other Cash-Based or Stock-Based Awards. The Administrator may make other cash-based awards or equity-based or equity-related awards not otherwise described by the terms of the 2020 Plan, including formula grants to our non-employee directors under our director compensation program.

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Dividend Equivalents. A dividend equivalent is the right to receive payments in cash or in stock, based on dividends with respect to shares of stock. Dividend equivalents may be granted to participants in tandem with another award or as freestanding awards.

Termination of Employment. Except as otherwise determined by the Administrator, in the event a participant’s employment terminates for any reason other than “cause” (as defined in the 2020 Plan), all unvested awards will be forfeited and all options and SARs that are vested and exercisable will remain exercisable until the 90th day following the date of termination in the case of any other termination (or the expiration of the award’s term, whichever is earlier). In the event of a participant’s termination for cause, all unvested or unpaid awards, including all options and SARs, whether vested or unvested, will immediately be forfeited and canceled.
Other Forfeiture Provisions; Claw-Back. A participant will be required to forfeit and disgorge any awards granted or vested and all gains earned or accrued due to the exercise of stock options or SARs or the sale of any common stock acquired from equity awards to the extent required by applicable law, including Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Securities Exchange Act of 1934, or pursuant to such policies as to forfeiture and recoupment as may be adopted by the Administrator, the Board or the Company and communicated to participants. Awards granted under the 2020 Plan are subject to any generally applicable clawback policy adopted by the Board or the Company that is communicated to the Participants or any such policy adopted to comply with applicable law.
Change in Capitalization or Other Corporate Event. The number or amount of shares of stock, other property or cash covered by outstanding awards, the number and type of shares of stock that have been authorized for issuance under the 2020 Plan, the exercise or purchase price of each outstanding award, and the other terms and conditions of outstanding awards, will be subject to adjustment by the Administrator in the event of any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company’s common stock. Any such adjustment would not be considered repricing for purposes of the prohibition on repricing described above.
Effect of a Change in Control. Upon a future change in control of the Company, unless prohibited by applicable law (including if such action would trigger adverse tax treatment under Section 409A of the Code), no vesting or cancellation of awards will occur if awards are assumed and/or replaced in the change in control with substitute awards having the same or better terms and conditions, provided that any substitute awards must fully vest on a participant’s involuntary termination of employment without “cause” or voluntary termination with “good reason,” in each case occurring within one year following the date of the change in control. If the Administrator determines that substitute awards will not be provided in the change in control, all outstanding awards would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options and SARs, the applicable exercise or base price). The Administrator has the ability to prescribe different treatment of awards in the award agreements.
Non-Transferability. The 2020 Plan restricts the ability of an award holder from transferring awards granted under the 2020 Plan other than by will, the laws of descent and distribution or, with the prior approval of the Administrator, estate planning transfers, in each case, without consideration.
Amendment and Termination. The Administrator may, in its discretion, amend or terminate the 2020 Plan at any time; provided that the Administrator may not take any action that materially impairs the rights of any participant with respect to an outstanding award without the consent of the participant. Stockholder approval will be required (i) to increase the number of shares subject to the 2020 Plan (other than pursuant to an equitable adjustment as permitted under the 2020 Plan); (ii) to modify the class of persons eligible for participation in the 2020Plan; (iii) modify the prohibition against repricing of options or stock appreciation rights set forth in the 2020 Plan; or (iv) materially modify the Plan in any other way that would require stockholder approval under applicable law.
Term of the 2020 Plan. If approved by stockholders, the 2020 Plan will continue in effect until May 13, 2030, or until earlier terminated by the Board.
Federal Income Tax Consequences

The following is a brief summary of the United States federal income tax consequences applicable to awards granted under the 2020 Plan. The discussion below is based upon United States federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances, or the tax consequences of any awards granted to participants who reside outside of the United States.

Nonqualified Stock Options. Nonqualified stock options will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of a share of our common stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income subject to Section 162(m) of the Code.
Incentive Stock Options. A participant will generally not recognize ordinary income on receipt or exercise of an incentive stock option (an “ISO”) so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares of our common stock on the exercise date exceeds the exercise price is an adjustment in computing the participant’s alternative minimum tax in the year of exercise. If the participant holds the shares of our common stock received on exercise of the ISO until at least one year after the date of exercise (and for at least two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the participant. If the participant exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO. If the participant exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the participant generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the participant will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, under Section 162(m) of the Code, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the participant in the year of the disqualifying disposition.
Stock Appreciation Rights. There are no immediate tax consequences to a participant when a stock appreciation right is granted. When a participant exercises a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. Under Section 162(m) of the Code, the Company will be entitled to deduct the same amount as a business expense in the same year.
Restricted Stock. The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions; in such case, any subsequent appreciation of the shares will be treated as a capital gain. Generally, the Company will be entitled to deduct (pursuant to Section 162(m) of the Code) the fair market value of the shares transferred to the participant as a business expense in the year, and in the same amount, that the participant includes the compensation in income.
Restricted Stock Units. Generally, a participant will not recognize ordinary income until common stock, cash, or other property becomes payable under a restricted stock unit, even if the award vests in an earlier year. Under Section 162(m) of the Code, the Company will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.
Performance Awards. Generally, a participant will not incur any income tax liability upon the initial grant of performance awards. At the end of the performance or measurement period, however, the participant will realize ordinary income on any amounts received in cash or shares of our common stock, and any subsequent appreciation will be treated as a capital gain.
Deferred Share Units. Generally, a participant will not recognize ordinary income until shares of common stock attributable to the Deferred Share Units becomes payable, even if the award vests in an earlier year. Under Section 162(m) of the Code, the Company will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Other Cash-Based or Stock-Based Awards. Any cash payments or the fair market value of any shares of our common stock or other property a participant receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, subject to Section 162(m) of the Code, the Company will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.
Section 409A of the Code. Certain types of awards under the 2020 Plan, such as restricted stock units and dividend equivalents, may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2020 Plan has been, and we intend that awards under the 2020 Plan will be, structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Committee, the 2020 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code. However, the 2020 Plan does not indemnify any Participant for any taxes incurred by reason of Section 409A of the Code.
New Plan Benefits

No awards have been granted under the 2020 Plan. All awards granted under the 2020 Plan will be made in the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the 2020 Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the Plan.
Registration with the SEC

We intend to file an amendment to the Company’s current Registration Statement on Form S-8 relating to the issuance of shares of common stock under the Amended 2020 Plan with the SEC pursuant to the Securities Act as soon as practicable after approval of the Amended 2020 Plan by our stockholders.
Vote Required

This proposal requires the affirmative vote of a majority of our common stock present in person* or by proxy at the Annual Meeting.
*
Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the required vote.

Recommendation of the Board
The Board unanimously recommends that you vote “FOR” approval of the management proposal to approve the 2020 plan.

GENERAL INFORMATION
Stock Ownership

The following table sets forth information as of March 17, 2020 with respect to the ownership of our common stock by:
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each person known to own beneficially more than five percent of our common stock;

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each of our directors;

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each of our NEOs; and

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all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations are based on 41,857,684 shares of our common stock outstanding as of March 17, 2020.
Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o SiteOne Landscape Supply, Inc., 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076.
Name of Beneficial Owner	Shares Beneficially Owned	Percent
Baillie Gifford & Co.(1)	3,817,917	9.2%
T. Rowe Price Associates, Inc.(2)	3,623,301	8.7%
The Vanguard Group(3)	3,764,650	9.1%
BlackRock Inc.(4)	2,895,370	7.0%
W. Roy Dunbar(5)	4,761	*
Fred M. Diaz(5)	6,280	*
William W. Douglas, III(5)	12,210	*
Jeri L. Isbell(5)	5,718	*
Jack L. Wyszomierski(5)	12,210	*
Larisa Drake (5)	1,589	*
Doug Black(6)	1,208,452	2.89%
John Guthrie(6)	24,325	*
Briley Brisendine(6)	94,399	*
Scott Salmon(6)	7,369	*
Greg Weller(6)	27,932	*
All current directors and executive officers as a group (12 persons)(6)	1,462,158	3.49%

*
Less than one percent.

(1)
As of December 31, 2019, based on the information provided in a Schedule 13G/A filed with the SEC on January 22, 2020 by Baillie Gifford & Co. Baillie Gifford & Co. reported sole dispositive power with regard to the shares of common stock listed, but possesses sole voting power only with regard to 3,429,521 shares. The address for Baillie Gifford & Co. is Residen Calton Square, 1 Greenside Row Edinburgh EH1 3AN, Scotland, UK.

(2)
As of December 31, 2019, based on information provided in Schedule 13G/A filed with the SEC on February 14, 2020 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). T. Rowe Price reported sole voting power with regard to 743,591 shares and sole dispositive power with respect to 3,623,301 shares. The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

(3)
As of December 31, 2019, based on information provided in Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power with regard to 85,502 shares, shared voting power with respected to 5,843 shares, sole dispositive power with respect to 3,678,041 shares and shared dispositive power with respect to 86,609 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
As of December 31, 2019, based on information provided in a Schedule 13G/A filed with the SEC on February 6, 2020, 2019 by BlackRock, Inc. (“BlackRock”) in which BlackRock reported that it has sole voting power with respect to 2,821,779 shares of our common stock and sole power to dispose of, or direct the disposition of 2,895,370 shares of our common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)
Includes DSUs granted to the directors for Board service that were immediately vested upon grant: Mr. Dunbar, 4,761 DSUs, Mr. Diaz, 6,280 DSUs, Mr. Douglas, 7,210 DSUs, Ms. Isbell, 5,718 DSUs, Mr. Wyszomierski, 7,210 DSUs and Ms. Drake 1,589 DSUs.

(6)
Includes shares which the current executive officers have the right to acquire prior to May 16, 2020 through the exercise of stock options: Mr. Black, 833,116 shares; Mr. Guthrie, 8,930 shares; Mr. Brisendine, 75,138 shares; Mr. Salmon, 6,602 shares; Mr. Weller, 18,348 shares; and Mr. Ketter, 50,608 shares. All current executive officers as a group have the right to acquire 973,971 shares prior to May 16, 2020 through the exercise of stock options.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish copies of such reports to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the 2019 Fiscal Year, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons, except the vesting of RSUs in February 2019 that were granted in February 2017 and February 2018 and related withholding of shares of common stock for taxes, which were not reported on a Form 4 for each of Messrs. Black, Guthrie, Brisendine and Ketter. Form 5s reporting the transactions for these executive officers were filed February 12, 2020.
Certain Relationships and Related Party Transactions

Policies and Procedures for Related Person Transactions
The Board has approved policies and procedures with respect to the review and approval of certain transactions between us and a “related person,” or a “related person transaction,” which we refer to as our “Related Person Transaction Policy.” Pursuant to the terms of the Related Person Transaction Policy, the Board, acting through the Nominating and Corporate Governance Committee, must review and decide whether to approve or ratify any related person transaction. Any related person transaction is required to be reported to our legal department, which will then determine whether it should be submitted to the Nominating and Corporate Governance Committee for consideration. The Nominating and Corporate Governance Committee must then review and decide whether to approve any related person transaction.

For the purposes of the Related Person Transaction Policy, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect interest.
A “related person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.
There were no related person transactions during the 2019 Fiscal Year.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense advancement rights.
2019 Annual Report to Stockholders

Our 2019 Annual Report and Proxy Statement are posted on our website at http://investors.siteone.com/sec-filings. If any person who was a beneficial owner of the common stock of the Company on March 17, 2020 desires a copy of the Company’s Annual Report on Form 10-K, including the exhibits thereto, the Company will provide such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of March 17, 2020 and should be directed to SiteOne Landscape Supply, Inc., 300 Colonial Center Parkway, Suite 600, Roswell, Georgia 30076, Attention: Corporate Secretary. The Company’s 2019 Annual Report, including the exhibits thereto, is also available through the SEC’s web site at http://www.sec.gov.
Other Business

The Board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the Notice. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time, the individuals named in the enclosed proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.
Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.
Stockholder Proposals and Nominations for Director at the 2021 Annual Meeting

Stockholders may present proposals for action or submit nominations for election of directors at a future annual meeting only if they comply with the requirements of the proxy rules established by the SEC and our By-laws, as applicable. In order for a stockholder proposal to be considered for inclusion in our Proxy Statement and form of proxy relating to our annual meeting of stockholders to be held in 2021, the proposal must be received by us at our principal executive offices no later than December 1, 2020 and must comply with the provisions of SEC Rule 14a-8 and our By-laws. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2021 but not include it in our proxy materials for the 2021 annual meeting must provide written notice of such proposal to our Corporate Secretary at our principal executive offices between January 12, 2021 and February 11, 2021 and comply with the other applicable provisions of our By-laws.
By Order of the Board,
L. Briley Brisendine
Executive Vice President, General Counsel and Secretary

APPENDIX A

Reconciliation of Non-GAAP Measures
The following table presents a reconciliation of Adjusted EBITDA to Net income (loss):
	2019 Fiscal Year					2018 Fiscal Year
(In millions, unaudited)	Year	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Year	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Reported Net income (loss)	$77.7	$2.5	$34.6	$64.7	$(24.1)	$73.9	$(2.1)	$29.9	$63.1	$(17.0)
Income tax (benefit) expense	13.8	(5.6)	9.7	19.3	(9.6)	1.3	(5.6)	2.4	14.7	(10.2)
Interest expense, net	33.4	7.5	8.2	8.7	9.0	32.1	8.3	9.2	8.0	6.6
Depreciation & amortization	59.5	14.8	14.6	14.7	15.4	52.3	14.0	14.1	12.5	11.7
EBITDA	184.4	19.2	67.1	107.4	(9.3)	159.6	14.6	55.6	98.3	(8.9)
Stock-based compensation(a)	11.7	2.0	2.5	5.4	1.8	7.9	1.8	1.9	2.1	2.1
(Gain) loss on sale of assets(b)	0.3	0.1	0.1	—	0.1	(0.4)	(0.1)	(0.3)	0.1	(0.1)
Financing fees(c)	—	—	—	—	—	0.8	0.1	0.7	—	—
Acquisitions and other adjustments(d)	4.7	0.9	0.8	1.5	1.5	8.1	1.7	2.1	2.5	1.8
Adjusted EBITDA(e)	$201.1	$22.2	$70.5	$114.3	$(5.9)	$176.0	$18.1	$60.0	$103.0	$(5.1)

(a)
Represents stock-based compensation expense recorded during the period.

(b)
Represents any gain or loss associated with the sale of assets not in the ordinary course of business.

(c)
Represents fees associated with our debt refinancing and debt amendments.

(d)
Represents professional fees, retention and severance payments, and performance bonuses related to historical acquisitions. Although we have incurred professional fees, retention and severance payments, and performance bonuses related to acquisitions in several historical periods and expect to incur such fees and payments for any future acquisitions, we cannot predict the timing or amount of any such fees or payments.

(e)
Adjusted EBITDA excludes any earnings or loss of acquisitions prior to their respective acquisition dates for all periods presented.

A-1

APPENDIX B

PROPOSED SITEONE LANDSCAPE SUPPLY, INC.
2020 OMNIBUS EQUITY INCENTIVE PLAN

SITEONE LANDSCAPE SUPPLY, INC.
2020 OMNIBUS EQUITY INCENTIVE PLAN
ARTICLE I
PURPOSES
This SiteOne Landscape Supply, Inc. 2020 Omnibus Equity Incentive Plan, as may be amended from time to time (the “Plan”), has the following purposes:
(1) To further the growth, development and financial success of SiteOne Landscape Supply, Inc. (the “Company”) and the Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and the Subsidiaries by allowing them to become owners of Company Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and the Subsidiaries.
(2) To enable the Company and the Subsidiaries to obtain and retain the services of the type of professional and managerial employees, consultants and directors considered essential to the long-range success of the Company and the Subsidiaries by providing and offering them an opportunity to become owners of Company Common Stock pursuant to the Awards granted hereunder.
The Plan is intended to replace and succeed the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan, and after the Effective Date no further awards shall be made thereunder. Any available reserves under the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan at the Effective Date shall be transferred to, and made available for Awards under this Plan. The adoption of this Plan will have no effect on the terms and conditions of outstanding awards under the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan or the SiteOne Landscape Supply, Inc. Stock Incentive Plan, as adopted effective May 19, 2014.
ARTICLE II
DEFINITIONS
Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
Section 2.1 “Administrator” shall mean the Board or any committee of the Board designated by the Board to administer the Plan, in each case as further provided in Article III.
Section 2.2 “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such first Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.
Section 2.3 “Alternative Award” shall have the meaning set forth in Section 14.2.
Section 2.4 “Applicable Laws” shall mean the requirements relating to the administration of stock option, restricted stock, restricted stock unit and other equity-based compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
Section 2.5 “Award” shall mean any Option, Stock Purchase Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, SAR, Dividend Equivalent, Deferred Share Unit, other Stock-Based Award or Cash-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types of Awards into a single grant.
Section 2.6 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement, unless otherwise expressly specified herein.

Section 2.7 “Base Price” shall have the meaning set forth in Section 2.56.
Section 2.8 “Board” shall mean the Board of Directors of the Company.
Section 2.9 “Cash-Based Award shall mean an Award, denominated and payable in cash and granted pursuant to Article XI.
Section 2.10 “Cause” shall mean, unless otherwise provided in an Award Agreement or in a Participant’s effective employment, severance, consulting or other services agreement with the Company or any Subsidiary that employs such Participant, any of the following: (a) the Participant’s willful and continued failure to perform his or her material duties with respect to the Company or any Subsidiaries (except where due to a physical or mental incapacity), which continues beyond ten (10) business days after a written demand for substantial performance is delivered to the Participant by the Company or a Subsidiary; (b) the Participant’s failure to comply with a policy or practice of the Company or its Subsidiaries; (c) the Participant’s failure to comply with any laws, regulations or ordinances related to the Participant’s employment with or duties for the Company or its Subsidiaries; (d) the Participant’s conviction of or plea of nolo contendere to (i) the commission of a felony, or (ii) any misdemeanor that is a crime of moral turpitude; (e) willful and gross misconduct by the Participant in connection with his duties as an employee of the Company or its Subsidiaries; (f) the Participant’s engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (g) the Participant’s breach of any Award Agreement, employment agreement, or non-competition, non-solicitation or confidentiality obligations owed by the Participant to the Company or its Subsidiaries or the Participant engaging in Competitive Activity. For purposes of this definition, no act or omission on the part of the Participant shall be deemed “willful” if done, or omitted to be done, by the Participant in good faith and in the reasonable belief that such action or omission was in the best interest of the Company or its Subsidiaries, and no failure of the Participant or the Company or any Subsidiary to achieve performance goals, in and of itself, shall be treated as a basis for the termination of a Participant’s employment by the Company or the Subsidiaries for “Cause.” A termination for Cause shall be deemed to include a determination by the Administrator following a Participant’s termination of employment that circumstances existing prior to such termination would have entitled the Company or a Subsidiary to have terminated such Participant’s employment for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Administrator or its designee, or during any negotiations between the Administrator or its designee and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.
Section 2.11 “Change in Control” shall mean the first to occur of any of the following events after the Effective Date:
(a) upon the consummation of any transaction, whether by way of sales of capital stock, merger, consolidation or otherwise, that results in the direct or indirect beneficial ownership by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), excluding the Company, any of its Subsidiaries, and any employee benefit plan of the Company or any of its Subsidiaries, or any Affiliates of any of the foregoing, of more than 50% of the combined voting power of the Company’s (or, if applicable, the surviving company after such a merger) then outstanding voting securities;
(b) within any consecutive 24-month period, the persons who were members of the Board at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (b); provided, that any member of the Board whose initial assumption of office occurs as a result of  (including by reason of the settlement of) an actual or threatened proxy contest, election contest or other contested election of directors shall in no event be considered an Incumbent Director;
(c) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company; or
(d) the approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

in each case, provided that, as to Awards subject to Section 409A of the Code the payment or settlement of which will occur by reason of the Change in Control, such event also constitutes a “change in control” within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.
Section 2.12 “Change in Control Price” shall mean the price per share of Company Common Stock paid in conjunction with any transaction resulting in a Change in Control. If any part of the price is payable other than in cash, the value of the non-cash portion of the Change in Control Price shall be determined in good faith by the Administrator as constituted immediately prior to the Change in Control.
Section 2.13 “Code” shall mean the Internal Revenue Code of 1986, as amended.
Section 2.14 “Company” shall have the meaning set forth in Article I and shall include any successor thereto.
Section 2.15 “Company Common Stock” shall mean the common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.
Section 2.16 “Competitive Activity” with respect to a Participant means the Administrator’s determination, made reasonably and in good faith, that the Participant, directly or indirectly, has engaged in a material breach of any agreement to which the Participant and the Company or any of its Affiliates are parties (including but not limited to any Award Agreement) that prohibits or otherwise limits or conditions actions of the Participant related to competition; interference with key business relationships; solicitation of customers, suppliers or employees; disclosure of confidential information; ownership of intellectual property; disparagement; and other similar activities.
Section 2.17 “Consultant” shall mean any natural person who is engaged by the Company or any of the Subsidiaries to render consulting or advisory services to such entity.
Section 2.18 “Corporate Event” shall mean, as determined by the Administrator in its sole discretion, any transaction or event described in Section 4.3(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary, or the financial statements of the Company or any of its Subsidiaries, or changes in Applicable Laws or accounting principles (including, without limitation, a recapitalization of the Company).
Section 2.19 “Deferred Share Unit” shall mean a unit credited to a Participant’s account in the books of the Company under Article X, which represents the right to receive one Share of Company Common Stock or cash equal to the Fair Market Value thereof on settlement of the account.
Section 2.20 “Director” shall mean a member of the Board or a member of the board of directors of any Subsidiary.
Section 2.21 “Disability” shall mean (x) for Awards that are not subject to Section 409A of the Code, “disability” as such term is defined in the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant or, in the absence of such a plan or program, as determined by the Administrator, provided, that, with respect to Awards that are not subject to Section 409A, in the case of any Participant who, as of the date of determination, is a party to an effective employment, severance, consulting or other services agreement with the Company or any Subsidiary that employs such Participant, “Disability” shall have the meaning, if any, specified in such agreement, and (y) for Awards that are subject to Section 409A of the Code, “disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code.
Section 2.22 “Dividend Equivalent” shall mean the right to receive payments, in cash or in Shares, based on dividends paid with respect to Shares.
Section 2.23 “EBITDA” shall have the meaning set forth in Section 9.5.
Section 2.24 “Effective Date” shall have the meaning set forth in Section 15.7.

Section 2.25 “Eligible Representative” for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or trust or the then applicable laws of descent and distribution to represent the Participant hereunder.
Section 2.26 “Employee” shall mean any individual classified as an employee by the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan, including any person to whom an offer of employment has been extended (except that any Award granted to such person shall be conditioned on his or her commencement of service). A person shall not cease to be an Employee in the case of  (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries, or any successor to the foregoing. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, and such Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option on the first (1st) day immediately following a three (3)-month period from the date the employment relationship is deemed terminated.
Section 2.27 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
Section 2.28 “Executive Officer” shall mean each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.
Section 2.29 “Fair Market Value” of a Share as of any date of determination shall be, unless otherwise determined by the Administrator:
(a) If the Company Common Stock is listed on any established stock exchange or a national market system, then the closing price on such date per Share as reported on such stock exchange or system shall be the Fair Market Value for the date of determination;
(b) If there are no transactions in the Company Common Stock that are available to the Company on any date of determination pursuant to clause (a) but transactions are available to the Company as of the immediately preceding trading date, then the Fair Market Value determined as of the immediately preceding trading date shall be the Fair Market Value for the date of determination; or
(c) If neither clause (a) nor clause (b) shall apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing selected by the Administrator, if any, (y) sales prices of securities issued to investors in any recent arm’s length transactions, and (z) any other factors determined to be relevant by the Administrator.
Section 2.30 “FICA” shall have the meaning set forth in Section 15.11.
Section 2.31 “Good Reason” shall, as to any Participant, have the meaning set forth in an effective employment, severance, consulting or other services agreement, if any, to which the Participant is a party with the Company or a Subsidiary that employs the Participant.
Section 2.32 “Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is expressly designated as an Incentive Stock Option in the Award Agreement.
Section 2.33 “Incumbent Directors” shall have the meaning set forth in the definition of  “Change in Control.”
Section 2.34 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
Section 2.35 “Non-U.S. Awards” shall have the meaning set forth in Section 3.5.
Section 2.36 “Option” shall mean an option to purchase Company Common Stock granted under the Plan. The term “Option” includes both an Incentive Stock Option and a Non-Qualified Stock Option.

Section 2.37 “Option Price” shall have the meaning set forth in Section 6.3.
Section 2.38 “Optionee” shall mean a Participant to whom an Option or SAR is granted under the Plan.
Section 2.39 “Participant” shall mean any Service Provider who has been granted an Award pursuant to the Plan.
Section 2.40 “Performance Award” shall mean Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.
Section 2.41 “Performance Cycle” shall mean the period of time selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.
Section 2.42 “Performance Goals” means the objectives established by the Administrator for a Performance Cycle pursuant to Section 9.5 for the purpose of determining the extent to which a Performance Award has been earned or vested.
Section 2.43 “Performance Share” means an Award granted pursuant to Article IX of the Plan of a contractual right to receive a Share (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.
Section 2.44 “Performance Unit” means a U.S. Dollar-denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Article IX of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.
Section 2.45 “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.
Section 2.46 “Plan” shall have the meaning set forth in Article I.
Section 2.47 “Prior Plan” shall mean the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan or the SiteOne Landscape Supply, Inc. Stock Incentive Plan, as adopted effective May 19, 2014.
Section 2.48 “Replacement Awards” shall mean Shares or Awards, issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any of the Subsidiaries as reasonably determined by the Administrator.
Section 2.49 “Restricted Stock” shall mean an Award granted pursuant to Section 8.1.
Section 2.50 “Restricted Stock Unit” shall mean an Award granted pursuant to Section 8.2.
Section 2.51 “Retirement” shall mean, with respect to a Participant, the Participant’s resignation after the combined sum (expressed in years) of the Employee’s age and years of service as an Employee or, if approved by the Administrator, as a Consultant or Director is at least 70.
Section 2.52 “Securities Act” shall mean the Securities Act of 1933, as amended.
Section 2.53 “Service Provider” shall mean an Employee, Consultant or Director.
Section 2.54 “Share” shall mean a share of Company Common Stock.
Section 2.55 “Special Termination” shall mean a termination by reason of the Participant’s death or Disability.
Section 2.56 “Stock Appreciation Right” or “SAR” shall mean the right to receive a payment from the Company in cash and/or Shares equal to the product of  (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price (the “Base Price”) fixed by the Administrator (which specified price shall not be less than the Fair Market Value of one Share on the grant date), multiplied by (ii) a stated number of Shares.
Section 2.57 “Stock-Based Award” shall have the meaning set forth in Article XI.

Section 2.58 “Stock Purchase Right” shall mean an Award granted pursuant to Section 5.4.
Section 2.59 “Subplans” shall have the meaning set forth in Section 3.5.
Section 2.60 “Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly controls at least a 50% equity interest, provided that, to the extent required under Section 422 of the Code when granting an Incentive Stock Option, Subsidiary shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Section 2.61 “Termination of employment,” “termination of service” and any similar term or terms shall mean, with respect to a Director who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Director ceases to be a member of the Board; with respect to a Consultant who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Consultant ceases to provide consulting or advisory services to the Company or any of its Subsidiaries; and, with respect to an Employee, the date the Participant ceases to be an Employee (determined without regard to any statutory or deemed or express contractual notice period); provided that with respect to any Award subject to Section 409A of the Code, such terms shall mean “separation from service,” as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder. Except for Awards subject to Section 409A where a “separation from service” has occurred, a “termination of employment” or “termination of service” shall not occur if a Director or Consultant, immediately upon ceasing to be a member of the Board, becomes an Employee of the Company or any of the Subsidiaries or if an Employee, immediately upon termination of employment with the Company or any of its Subsidiaries, becomes or continues to serve as a member of the Board or becomes a Consultant.
Section 2.62 “Withholding Taxes” shall mean the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under Applicable Law, which shall be at a rate determined by the Company that is permitted under applicable IRS withholding rules and that does not to cause adverse accounting consequences.
ARTICLE III
ADMINISTRATION
Section 3.1 Administrator. The Plan shall be administered by the Board or a committee appointed by the Board.
Section 3.2 Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to do the following:
(a) determine the Fair Market Value;
(b) determine the type or types of Awards to be granted to each Participant;
(c) select the Service Providers to whom Awards may from time to time be granted hereunder;
(d) determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(e) approve forms of Award Agreements for use under the Plan, which need not be identical for each Service Provider;
(f) determine the terms and conditions of any Awards granted hereunder (including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Company Common Stock relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(g) determine all matters and questions related to the termination of service of a Service Provider with respect to any Award, including, but not by way of limitation of, all questions of whether a particular Service Provider has taken a leave of absence, all questions of whether a leave of absence taken by a particular Service Provider constitutes a termination of service, and all questions of whether a termination of service of a particular Service Provider resulted from discharge for Cause;
(h) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Subplans established for the purpose of satisfying applicable foreign laws;
(i) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Company Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;
(j) suspend or accelerate the vesting of any Award or waive the forfeiture restrictions or any other restriction or limitation regarding any Awards or the Company Common Stock relating thereto;
(k) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(l) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;
(m) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and
(n) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
Any determination made by the Administrator under the Plan, including, without limitation, under Section 4.3, shall be final, binding and conclusive on all Participants and other persons having or claiming any right or interest under the Plan.
Section 3.3 Delegation by the Administrator. The Administrator may delegate, subject to such terms or conditions or guidelines as the Board or Administrator shall determine (in the case of a committee acting as the Administrator, to the extent of its authority under the committee’s charter), to any officer or group of officers, or Director or group of Directors of the Company or its Affiliates any portion of the Administrator’s authority and powers under the Plan with respect to Participants who are not Executive Officers or non-Employee directors of the Board; provided that any delegation to one or more officers of the Company shall be subject to and comply with Section 157(c) of the Delaware General Corporation Law (or successor provision). In addition, with respect to any Award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, it is intended that such Award be granted by a committee consisting of solely of two or more non-Employee directors, or, in the alternative, the entire Board.
Section 3.4 Professional Assistance, Good Faith Actions. The Administrator may, in its discretion, elect to engage the services of attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations, decisions and determinations made by the Administrator, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. The Administrator (and its members) shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator (and its members) shall be fully indemnified by the Company with respect to any such action, determination or interpretation.
Section 3.5 Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Administrator may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-U.S. Awards”), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances (“Subplans”) and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator’s decision to grant Non-U.S. Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Administrator. The Administrator may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, its Subsidiaries and Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under Applicable Laws, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Administrator’s discretion, such payments may be made in a lump sum or in installments.
ARTICLE IV
SHARES SUBJECT TO PLAN
Section 4.1 Shares Subject to Plan.
(a) Subject to Section 4.1(c) and Section 4.3, the aggregate number of Shares which may be delivered pursuant to Awards issued under this Plan is the sum of 1,600,000 Shares and any Shares that remain available for grant under the SiteOne Landscape Supply, Inc. Stock 2016 Omnibus Equity Plan as of the Effective Date. All Shares authorized for issuance under this Section 4.1(a) may be issued in the form of Incentive Stock Options under the Plan. The Shares issued under the Plan may be authorized but unissued, or reacquired Company Common Stock. No provision of this Plan shall be construed to require the Company to maintain the Shares in certificated form.
(b) Upon the grant of an Award, the maximum number of Shares set forth in Section 4.1(a) shall be reduced by the maximum number of Shares that are issued or may be issued pursuant to such Award. Upon the exercise, settlement or conversion of any Award or portion thereof, there shall again be available for grant under the Plan the number of Shares subject to such Award or portion thereof minus the actual number of Shares issued in connection with such exercise, settlement or conversion. Notwithstanding the foregoing, and except to the extent required by Applicable Law, Replacement Awards shall not be counted against Shares available for grant pursuant to this Plan.
(c) If  (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after the Effective Date any Shares subject to an award under a Prior Plan is forfeited, expires or settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under a Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under Section 4.1(a) of the Plan. In the event that withholding tax liabilities arising from an Award (other than an Option or SAR) or, after the Effective Date, an award under a Prior Plan (other than an option or stock appreciation right) is satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan; provided, however, that Shares that again become available for issuance under the Plan pursuant to this clause (ii) shall not increase the numbers of Shares that may be granted under the Plan in connection with Incentive Stock Options. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1(a) of the Plan: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or an option under a Prior Plan, (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or options or stock appreciation rights under a Prior Plan, (iii) Shares subject to a SAR or a stock appreciation right under a Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under a Prior Plan.
Section 4.2 Director Award Limitations. The maximum number of Shares subject to Awards granted during a single fiscal year to any non-Employee Director, taken together with any cash fees paid during the fiscal year to the non-Employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
Section 4.3 Changes in Company Common Stock; Disposition of Assets and Corporate Events.
(a) If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock or other Corporate Event, the Administrator shall adjust the number of shares of Company Common Stock available for issuance under the Plan and the number, class and Option Price (if applicable) or Base Price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing sentence, in the event of any Corporate Event, the Administrator shall have the power to make such changes as it deems appropriate in (i) the number and type of shares or other securities covered by outstanding Awards, (ii) the prices specified therein (if applicable), (iii) the securities, cash or other property to be received upon the exercise, settlement or conversion of such outstanding Awards or otherwise to be received in connection with such outstanding Awards, and (iv) and any applicable Performance Goals. After any adjustment made by the Administrator pursuant to this Section 4.3, the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number.
(b) Any adjustment of an Award pursuant to this Section 4.3 shall be effected in compliance with Section 422 and 409A of the Code to the extent applicable.
Section 4.4 Award Agreement Provisions. The Administrator may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.
Section 4.5 Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the Shares entitled to vote generally in the election of directors or (ii) pursuant to Section 4.3 as a result of any Corporate Event or in connection with a Change in Control, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Base Price of any outstanding SAR or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or SARs previously granted and as to which the exercise price or Base Price thereof is in excess of the then-current Fair Market Value of Share.
Section 4.6 Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than Cash-Based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Replacement Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Administrator may grant, up to a maximum of 5% of the available Share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.3); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.
ARTICLE V
GRANTING OF OPTIONS AND SARS
AND SALE OF COMPANY COMMON STOCK
Section 5.1 Eligibility. Non-Qualified Stock Options and SARs may be granted to Service Providers. Subject to Section 5.2, Incentive Stock Options may only be granted to Employees.
Section 5.2 Qualification of Incentive Stock Options. No Employee may be granted an Incentive Stock Option under the Plan if such Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or “parent corporation” (within the meaning of Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.
Section 5.3 Granting of Options and SARs to Service Providers.
(a) Options and SARs. The Administrator may from time to time:
(i) Select from among the Service Providers (including those to whom Options or SARs have been previously granted under the Plan) such of them as in its opinion should be granted Options and/or SARs;
(ii) Determine the number of Shares to be subject to such Options and/or SARs granted to such Service Provider, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and
(iii) Determine the terms and conditions of such Options and SARs, consistent with the Plan.
(b) SARs may be granted in tandem with Options or may be granted on a freestanding basis, not related to any Option. Unless otherwise determined by the Administrator at the grant date or determined thereafter in a manner more favorable to the Participant, SARs granted in tandem with Options shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option.
(c) Upon the selection of a Service Provider to be granted an Option or SAR under this Section 5.3, the Administrator shall issue, or shall instruct an authorized officer to issue, such Option or SAR and may impose such conditions on the grant of such Option or SAR as it deems appropriate. Subject to Section 15.2 of the Plan, any Incentive Stock Option granted under the Plan may be modified by the Administrator, without the consent of the Optionee, even if such modification would result in the disqualification of such Option as an “incentive stock option” under Section 422 of the Code.
Section 5.4 Sale of Company Common Stock to Service Providers. The Administrator, acting in its sole discretion, may from time to time designate one or more Service Providers to whom an offer to sell Shares shall be made and the terms and conditions thereof, provided, however, that the price per Share shall not be less than the Fair Market Value of such Shares on the date any such offer is accepted. Each Share sold to a Service Provider under this Section 5.4 shall be evidenced by such agreements as shall be approved by the Administrator, which shall contain terms consistent with the terms hereof. Any Shares sold under this Section 5.4 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Shares issued pursuant to the exercise of an Option under this Plan including, without limitation, conditions and restrictions set forth in Section 7.6.

ARTICLE VI
TERMS OF OPTIONS AND SARS
Section 6.1 Award Agreement. Each Option and each SAR shall be evidenced by an Award Agreement, which shall be accepted and acknowledged by the Optionee, including by electronic means, and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.
Section 6.2 Exercisability and Vesting of Options and SARs.
(a) Each Option and SAR shall vest and become exercisable according to the terms of the applicable Award Agreement; provided, however, that by a resolution adopted after an Option or SAR is granted the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or SAR or any portion thereof may be exercised.
(b) Except as otherwise provided by the Administrator or in the applicable Award Agreement, no portion of an Option or SAR which is unexercisable on the date that an Optionee incurs a termination of service as a Service Provider shall thereafter become exercisable.
(c) The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Service Provider in any calendar year may not exceed U.S. $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(d) SARs granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such SARs are associated vest and become exercisable. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable.
Section 6.3 Option Price and Base Price. Excluding Replacement Awards, the per Share purchase price of the Shares subject to each Option (the “Option Price”) and the Base Price of each SAR shall be set by the Administrator and shall be not less than 100% of the Fair Market Value of such Shares on the date such Option or SAR is granted.
Section 6.4 Expiration of Options and SARs. No Option or SAR may be exercised after the first to occur of the following events:
(a) The expiration of ten (10) years from the date the Option or SAR was granted. Notwithstanding the foregoing, the term of an in-the-money Option (other than an Incentive Stock Option) or an in-the-money SAR shall be automatically extended if on the scheduled expiration date of such Option or SAR the Participant’s exercise of such Option or SAR would violate an applicable law or the Participant is subject to a “black-out” period; provided, however, that during such extended exercise period such Option or SAR may only be exercised to the extent such Option or SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such law or be subject to such “black-out” period; or
(b) With respect to an Incentive Stock Option, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the expiration of five (5) years from the date the Incentive Stock Option was granted.

ARTICLE VII
EXERCISE OF OPTIONS AND SARS
Section 7.1 Person Eligible to Exercise. During the lifetime of the Optionee, only the Optionee may exercise an Option or SAR (or any portion thereof) granted to him or her; provided, however, that the Optionee’s Eligible Representative may exercise his or her Option or SAR or portion thereof during the period of the Optionee’s Disability. After the death of the Optionee, any exercisable portion of an Option or SAR may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.
Section 7.2 Partial Exercise. At any time and from time to time prior to the date on which the Option or SAR becomes unexercisable under the Plan or the applicable Award Agreement, the exercisable portion of an Option or SAR may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Shares and the Administrator may, by the terms of the Option or SAR, require any partial exercise to exceed a specified minimum number of Shares.
Section 7.3 Manner of Exercise. Subject to any generally applicable conditions or procedures that may be imposed by the Administrator, an exercisable Option or SAR, or any exercisable portion thereof, may be exercised solely by delivery to the Administrator or its designee of all of the following prior to the time when such Option or SAR or such portion becomes unexercisable under the Plan or the applicable Award Agreement:
(a) Notice in writing delivered by the Optionee or his or her Eligible Representative, stating that such Option or SAR or portion is being exercised, and specifically stating the number of Shares with respect to which the Option or SAR is being exercised (which form of notice shall be provided by the Administrator upon request and may be electronic);
(b) A copy of any agreements or other documentation in use by the Company at the time of exercise (which shall be provided by the Administrator upon request);
(c) (i) With respect to the exercise of any Option, full payment (in cash (through wire transfer only) or by personal, certified, or bank cashier check) of the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; (ii) with the consent of the Administrator, (A) Shares owned by the Optionee duly endorsed for transfer to the Company or (B) Shares issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or (iii) with the consent of the Administrator, payment of the Option Price through a broker-assisted cashless exercise program established by the Company; or (iv) with the consent of the Administrator, any form of payment of the Option Price permitted by Applicable Laws and any combination of the foregoing methods of payment.
(d) Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator shall provide the Optionee or Eligible Representative with all such representations and documents as soon as practicable following receipt by the Administrator of the notice of exercise. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and
(e) In the event that the Option or SAR or portion thereof shall be exercised as permitted under Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or SAR or portion thereof.
Section 7.4 Optionee Representations. The Administrator, in its sole discretion, may require an Optionee to make certain representations or acknowledgements, on or prior to the purchase of any Shares pursuant to any Option or SAR granted under this Plan, in respect thereof including, without limitation, that the Optionee is acquiring the Shares for an investment purpose and not for resale, and, if the Optionee is an Affiliate, additional acknowledgements regarding when and to what extent any transfers of such Shares may occur.

Section 7.5 Settlement of SARs. Unless otherwise determined by the Administrator, upon exercise of a SAR, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of Shares, or cash, or a combination of Shares and cash having an aggregate value equal to the amount determined by multiplying:
(a) any increase in the Fair Market Value of one Share on the exercise date over the Base Price of such SAR, by
(b) the number of Shares with respect to which such SAR is exercised;
provided, however, that on the grant date, the Administrator may establish, in its sole discretion, a maximum amount per Share that may be payable upon exercise of a SAR, and provided, further, that in no event shall the value of the Company Common Stock or cash delivered on exercise of a SAR exceed the excess of the Fair Market Value of the Shares with respect to which the SAR is exercised over the Fair Market Value of such Shares on the grant date of such SAR.
Section 7.6 Conditions to Issuance of Shares. The Company shall evidence the issuance of Shares delivered upon exercise of an Option or SAR in the books and records of the Company or in a manner determined by the Company. Notwithstanding the above, the Company shall not be required to effect the issuance of any Shares purchased upon the exercise of any Option or SAR or portion thereof prior to fulfillment of all of the following conditions:
(a) The admission of such Shares to listing on any and all stock exchanges on which such class of Company Common Stock is then listed;
(b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other local, state, federal or foreign governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable; and
(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable.
The Administrator shall not have any liability to any Optionee for any delay in the delivery of Shares to be issued upon an Optionee’s exercise of an Option or SAR.
Section 7.7 Rights as Stockholders. The holder of an Option or SAR shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option or SAR unless and until the Shares attributable to the exercise of the Option or SAR have been issued by the Company to such holder.
Section 7.8 Transfer Restrictions. The Administrator, in its sole discretion, may set forth in an Award Agreement or in such other agreements to be entered into at the time of exercise, such further restrictions on the transferability of the Shares purchasable upon the exercise of an Option or SAR as it deems appropriate. Any such restriction may be referred to in the Share register maintained by the Company or otherwise in a manner reflecting its applicability to the Shares. The Administrator may require the Employee to give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option, within two (2) years from the date of granting such Option or one (1) year after the transfer of such Shares to such Employee. The Administrator may cause the Share register maintained by the Company to refer to such requirement.
ARTICLE VIII
RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS
Section 8.1 Restricted Stock.
(a) Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.
(c) Issuance of Restricted Stock. The issuance of Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.
Section 8.2 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units. Unless otherwise provided in an Award Agreement, on the settlement date, the Company shall, subject to the terms of this Plan (including satisfaction of applicable Withholding Taxes), transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Shares.
Section 8.3 Rights as a Stockholder. A Participant shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to such Participant.
ARTICLE IX
PERFORMANCE SHARES AND PERFORMANCE UNITS
Section 9.1 Grant of Performance Awards. The Administrator is authorized to make Performance Awards of Performance Shares and Performance Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Performance Shares and Performance Units shall be evidenced by an Award Agreement.
Section 9.2 Issuance and Restrictions. The Administrator shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Administrator shall determine the duration of each Performance Cycle (and the duration of Performance Cycles may differ from one another), and there may be more than one Performance Cycle in existence at any one time. An Award Agreement evidencing the grant of Performance Shares or Performance Units shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Administrator shall determine. No Company Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.
Section 9.3 Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, as the Administrator shall determine, either in an Award Agreement or thereafter on terms more favorable to the Participant. In addition to the achievement of the specified Performance Goals, the Administrator may condition payment of Performance Shares and Performance Units on such other conditions as the Administrator shall specify in an Award Agreement.
Section 9.4 Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Performance Shares or Performance Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Performance Shares or Performance Units have been issued to such Participant or his or her beneficiary.

Section 9.5 Performance Goals. The Administrator shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Period or for an Award of Performance Shares, Performance Units or Restricted Stock to be earned or vested. At the discretion of the Administrator, the Performance Goals may be based upon (alone or in combination): (a) net or operating income (before or after taxes); (b) earnings before taxes, interest, depreciation, and/or amortization (“EBITDA”); (c) adjusted EBITDA; (d) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (e) sales (including, but not limited to, total sales, net sales or revenue growth); (f) net operating profit; (g) financial return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (h) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (i) productivity ratios (including but not limited to measuring liquidity, profitability or leverage); (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense/cost management targets; (l) margins (including, but not limited to, operating margin, net income margin, cash margin, gross, net or operating profit margins, EBITDA margins, adjusted EBITDA margins); (m) operating efficiency; (n) market share or market penetration; (o) customer targets (including, but not limited to, customer growth or customer satisfaction); (p) working capital targets or improvements; (q) economic value added; (r) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle, ratio of debt to equity or to EBITDA); (s) workforce targets (including but not limited to diversity goals, employee engagement or satisfaction, employee retention, and workplace health and safety goals); (t) implementation, completion or attainment of measurable objectives with respect to research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; (u) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria; or (v) such other objective or subjective criteria as may be determined by the Administrator.
Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products and may be expressed in absolute terms, or relative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more Subsidiaries, divisions or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering a peer group of companies or (v) other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate. The Administrator may provide for a threshold level of performance below which no Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and a maximum level of performance above which no additional Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and it may provide for differing amounts of Shares or compensation to be granted or paid in respect of Performance Shares or Performance Units for different levels of performance. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify the minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable. Performance Goals may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, foreign exchange gains and losses, capital transactions, restructuring, nonrecurring gains or losses or unusual items, and/or such other factors as the Administrator may determine.
Section 9.6 Negative Discretion. Notwithstanding anything in this Article IX to the contrary, the Administrator shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 9.8 based on individual performance or any other factors that the Administrator, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under the Award or under the Plan.
Section 9.7 Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, but subject to the maximum number of Shares available for issuance under Article IV of the Plan, (i) the

Administrator shall have the right, in its discretion, to grant an Award in cash, Shares or other Awards, or in any combination thereof, to any Participant in a greater amount than would apply under the applicable Performance Goals, based on individual performance or any other criteria that the Administrator deems appropriate and (ii) the Administrator may provide for a minimum bonus amount in any Performance Cycle, regardless of whether Performance Goals are attained.
Section 9.8 Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Administrator shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units that have been earned or vested on the basis of performance in relation to the established Performance Goals.
Section 9.9 Payment of Awards. Payment or delivery of Company Common Stock with respect to earned Performance Shares and earned Performance Units shall be made to the Participant or, if the Participant has died, to the Participant’s Eligible Representative, as set forth in the applicable Award Agreement. The Administrator shall determine and set forth in the applicable Award Agreement whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, Shares or in a combination thereof, with the value or number of Shares payable to be determined based on the Fair Market Value of the Company Common Stock on the date of the Administrator’s certification under Section 9.8 or such other date specified in the Award Agreement. The Administrator may set forth in an Award Agreement conditions with respect to the award or delivery of Shares, including conditioning the vesting of such Shares on the performance of additional service.
Section 9.10 Newly Eligible Participants. Notwithstanding anything in this Article IX to the contrary, the Administrator shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.
ARTICLE X
DEFERRED SHARE UNITS
Section 10.1 Grant. Subject to Article III, the Administrator is authorized to make awards of Deferred Share Units to any Participant selected by the Administrator at such time or times as shall be determined by the Administrator without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any Deferred Share Unit under the Plan will be the date on which such Deferred Share Unit is awarded by the Administrator or on such other future date as the Administrator shall determine in its sole discretion. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Share Units is granted. Subject to Article III and Applicable Law (including Section 409A of the Code), Deferred Share Units may become payable on a Corporate Event, termination of employment or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.
Section 10.2 Rights as a Stockholder. A Participant shall not be, nor have any of the rights and privileges of, a stockholder of the Company in respect of Deferred Share Units awarded pursuant to the Plan unless and until such time as the Shares attributable to such Deferred Share Units have been issued to such Participant.
Section 10.3 Vesting. Unless the Administrator provides otherwise at the grant date or provides thereafter in a manner more favorable to the Participant, Deferred Share Units shall be fully vested and nonforfeitable when granted.
Section 10.4 Further Deferral Elections. A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event and in a manner consistent with Section 409A of the Code, subject in each case to the Administrator’s approval and to such terms as are determined by the Administrator, all in its sole discretion. Subject to any exceptions adopted by the Administrator in accordance with Applicable Law

(including Section 409A of the Code), such election must generally be made at least twelve (12) months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) and must defer settlement for at least five (5) years after such prior settlement date. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.
Section 10.5 Settlement. Subject to this Article X, upon the date specified in the Award Agreement evidencing the Deferred Share Units, for each such Deferred Share Unit the Participant shall receive, as specified in the Award Agreement (and subject to satisfaction of applicable Withholding Taxes), (i) a cash payment equal to the Fair Market Value of one (1) Share as of such payment date, (ii) one (1) Share or (iii) any combination of clauses (i) and (ii).
ARTICLE XI
OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS
Section 11.1 Grants of Stock-Based Awards. The Administrator is authorized to make Awards of other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Administrator shall determine. All Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the Applicable Laws of jurisdictions other than the United States.
Section 11.2 Grants of Cash-Based Awards. The Administrator is authorized to make Cash-Based Awards in such amounts and subject to such terms and conditions as the Administrator shall determine and shall be evidenced by an Award Agreement.
Section 11.3 Automatic Grants for Directors. The Board or the Administrator may institute, by resolution or other corporate policy, grants of automatic Awards to new and continuing Directors, with the number and type of such Awards, the frequency of grant and all related terms and conditions, including any applicable vesting conditions, as determined by the Administrator in its sole discretion.
ARTICLE XII
DIVIDENDS AND DIVIDEND EQUIVALENTS
Section 12.1 Notwithstanding anything to the contrary, any dividends payable with respect to any unvested Award shall be accrued and paid at the same time that the underlying Award becomes vested. In the event of a forfeiture, all rights to such Award, including any dividends that may have been accrued and withheld, shall terminate without further action or obligation on the part of the Company.
Section 12.2 Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Administrator. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards; provided that no Dividend Equivalents shall relate to Shares underlying an Option or Stock Appreciation Right. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Administrator, or such other date permitted by Applicable Laws as the Administrator shall determine in its sole discretion. Dividend Equivalents with respect to any unvested Award shall be accrued and paid at the same time that the underlying Award becomes vested. In the event of a forfeiture, all rights to such Award, including any Dividends Equivalents that may have been accrued and withheld, shall terminate without further action or obligation on the part of the Company. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters.

ARTICLE XIII
TERMINATION AND FORFEITURE
Section 13.1 Termination for Cause; Competitive Activity. Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter, if a Participant’s employment or service terminates for Cause or a Participant engages in Competitive Activity during or following the Participant’s termination of service, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid (or were unvested or unexercisable or unpaid at the time of occurrence of Cause) shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service in the case of termination for Cause or the earliest date of Competitive Activity and the Participant’s termination of service if the Participant has engaged in Competitive Activity.
Section 13.2 Termination for Any Other Reason. Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service with the Company and the Subsidiaries terminates for any reason other than Cause:
(a) Treatment of Unvested Awards. All Awards that are unvested or unexercisable shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of employment or service.
(b) Treatment of Vested Awards.
(i) Options and SARs. All Options and SARs that are vested shall remain outstanding until the earlier of: (x) ninety (90) days after the effective date of the Participant’s termination, and (y) the Award’s normal expiration date, after which occurrence any unexercised Options and SARs shall immediately terminate; and
(ii) Other Awards. All Awards other than Options and SARs that are vested shall be treated as set forth in the applicable Award Agreement (or in any more favorable manner determined by the Administrator).
Section 13.3 Post-Termination Informational Requirements. Before the settlement of any Award following termination of employment or service, the Administrator may require the Participant (or the Participant’s Eligible Representative, if applicable) to make such representations and provide such documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law and determine whether the provisions of Section 13.1 or Section 13.4 may apply to such Award.
Section 13.4 Forfeiture of Awards. Awards (and gains earned or accrued in connection with Awards) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only. The Participant shall also forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARs or the sale of any Company Common Stock to the extent required by Applicable Law or regulations in effect on or after the Effective Date, including Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. For the avoidance of doubt, the Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. The implementation of policies and procedures pursuant to this Section 13.4 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.
Section 13.5 Clawbacks. Awards shall be subject to any generally applicable clawback policy adopted by the Administrator, the Board or the Company that is communicated to the Participants or any such policy adopted to comply with Applicable Law.

ARTICLE XIV
CHANGE IN CONTROL
Section 14.1 Alternative Awards. Unless otherwise expressly provided in an Award Agreement, subject to Section 14.2, no cancellation, acceleration of vesting or other payment shall occur in connection with a Change in Control with respect to any (i) unvested or unexercisable Award and/or (ii) if reasonably determined in good faith by the Administrator prior to the occurrence of the Change in Control, vested Awards, and such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must (x) give the Participant who held such Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Award immediately prior to the Change in Control, including, without limitation, an identical or better schedule as to vesting and/or exercisability and that Alternative Awards that are stock options have identical or better methods of payment of the exercise price thereof; (y) as to any service-based vesting requirement applicable to the Award, provide for full vesting of the Alternative Award, if within twelve (12) months following a Change in Control, the Participant’s employment or service is terminated by the Company without Cause or by the Participant for Good Reason during the remaining vesting period thereof; and (z) as to any performance-based vesting requirement applicable to the Award, provide for vesting of the Alternative Award at target levels, if within twelve (12) months following a Change in Control, the Participant’s employment or service is terminated by the Company without Cause or by the Participant for Good Reason during the remaining vesting period thereof. If the Administrator determines in connection with a Change in Control that performance-based vesting requirements applicable to an Award will no longer operate as intended following the Change in Control or will no longer provide the intended incentive, the Administrator may modify such performance-based vesting requirements or impose new performance-based vesting requirements so long as the Administrator determines that such modified or new performance-based vesting requirements are not materially more difficult to achieve than the performance-based vesting requirements applicable to the Award immediately prior to the Change in Control.
Notwithstanding this Section 14.1, if the securities underlying the Alternative Award are not publicly traded, (i) the acquisition, holding and disposition of the shares underlying the Alternative Award may be subject to such terms and conditions as are established by the Administrator prior to the Change in Control and (ii) the Company or the acquiror in such Change in Control shall be required to repurchase any vested Alternative Awards or securities underlying such Alternative Awards following termination of employment (other than termination for Cause or other circumstances resulting in the forfeiture of such Alternative Awards in accordance with Section 13.4 or an applicable award agreement) for cash or marketable securities equal to the fair market value of the securities subject to such Alternative Award on the effective date of termination (and, in the case of Alternative Awards that are stock options or stock appreciation rights, in excess of the exercise price or base price that the Participant would be required to pay in respect of such Alternative Award).
Section 14.2 Settlement. Except as otherwise provided in this Article XIV or in an Award Agreement or thereafter on terms more favorable to a Participant, if the Administrator reasonably determines in good faith, prior to the occurrence of a Change in Control, that no Alternative Awards will be provided upon a Change in Control:
(a) each unvested Award (other than Performance Awards and freestanding Dividend Equivalents not granted in connection with another Award) shall vest;
(b) each outstanding Option and SAR shall be canceled in exchange for a payment equal to the excess, if any, of the Change in Control Price over the applicable Option Price or Base Price;
(c) Shares underlying all Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, and other Stock-Based Awards that are vested (as provided in this Section 14.2 or otherwise) shall be issued or released to the Participant holding such Award, except to the extent that the Administrator has determined, in accordance with authority granted to it by the Plan or the applicable Award Agreement to settle such Award in cash in lieu of shares;
(d) Each outstanding Performance Award shall be treated as provided in the individual Award Agreement governing such Performance Award; and

(e) all freestanding Dividend Equivalents not granted in connection with another Award shall be cancelled without payment therefor.
To the extent any portion of the Change in Control Price is payable other than in cash and/or other than at the time of the Change in Control, Award holders under the Plan shall receive the same value in respect of their Awards (less any applicable exercise price, Base Price or similar feature) as is received by the Company’s stockholders in respect of their Company Common Stock (as determined by the Administrator), and the Administrator shall determine the extent to which such value shall be paid in cash, in securities or other property, or in a combination of cash and securities or other property, consistent applicable law. To the extent any portion of the Change in Control Price is payable other than at the time of the Change in Control, the Administrator shall determine the time and form of payment to the holders of Award consistent with Section 409A of the Code and other Applicable Laws. For avoidance of doubt, upon a Change in Control the Administrator may cancel Options and SARs for no consideration if the aggregate Fair Market Value of the Shares subject to Options and SARs is less than or equal to the Option Price of such Options or the Base Price of such SARs.
Section 14.3 Section 409A. Notwithstanding the discretion in Sections 14.1 and 14.2, if any Award is subject to Section 409A of the Code and an Alternative Award would be deemed a non-compliant modification of such Award under Section 409A, then no Alternative Award shall be provided and such Award shall instead be treated as provided in Section 14.2 or in the Award Agreement (or in such other manner determined by the Administrator that is a compliant modification under Section 409A).
ARTICLE XV
OTHER PROVISIONS
Section 15.1 Awards Not Transferable. Unless otherwise agreed to in writing by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 15.1 shall prevent transfers by will or by the applicable laws of descent and distribution or, with the prior approval of the Company’s General Counsel or the Administrator, estate planning transfers. Notwithstanding anything to the contrary in this Section 15.1, no Award may be transferred to a third party for value.
Section 15.2 Amendment, Suspension or Termination of the Plan or Award Agreements.
(a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that without the approval by a majority of the shares entitled to vote at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Section 4.3, increase the number of Shares subject to the Plan or the individual Award limitations specified in Section 4.2; (ii) modify the class of persons eligible for participation in the Plan; (iii) modify the prohibition against repricing in Section 4.5; or (iv) materially modify the Plan in any other way that would require shareholder approval under Applicable Law.
(b) Except as otherwise expressly provided in the Plan, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Award, materially and adversely alter or impair any rights or obligations under any Award theretofore granted. Except as provided by Section 4.3, notwithstanding the foregoing, the Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that the rights of a Participant under an Award Agreement shall not be materially and adversely impaired without the Participant’s written consent. The Company shall provide a Participant with notice of any amendment made to such Participant’s existing Award Agreement in accordance with the terms of this Section 15.2(b).
(c) Notwithstanding any provision of the Plan to the contrary, in no event shall adjustments made by the Administrator pursuant to Section 4.3 or the application of Section 13.4, Section 14.1,

Section 14.2, Section 15.6 or Section 15.12 to any Participant constitute an amendment of the Plan or of any Award Agreement requiring the consent of any Participant.
(d) No Award may be granted during any period of suspension or after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the Effective Date.
Section 15.3 Effect of Plan upon Other Award and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in this Plan shall be construed to limit the right of the Company or any of the Subsidiaries (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
Section 15.4 At-Will Employment. Nothing in the Plan or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider of the Company or any of the Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause.
Section 15.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
Section 15.6 Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of the Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 15.7 Term of Plan. The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Section 15.2, until the tenth (10th) anniversary of the Effective Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.
Section 15.8 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
Section 15.9 Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.
Section 15.10 Governing Documents. In the event of any express contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Subsidiary that has been approved by the Administrator, the express terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that such express provision of the Plan shall not apply.
Section 15.11 Withholding Taxes. In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Subsidiary employing a Service Provider shall have the right to withhold from the Service Provider, or otherwise require the Service Provider or an assignee to pay, any Withholding Taxes arising as a result of grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Service Provider or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy all or any portion of such Withholding Taxes; provided, however, that in the event that the Company withholds Shares issued or issuable to the Participant to satisfy all or any portion of the Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of withholding, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting) and any remaining amount shall be remitted in cash or withheld; and provided, further, that with respect to any Award subject to Section 409A of the Code, in no event shall Shares be withheld pursuant to this Section 15.11 (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (“FICA”) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such Shares (other than upon immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all Withholding Taxes and other tax consequences of any Award.
Section 15.12 Section 409A. To the extent that the Administrator determines that any Award is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate any terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan or any Award Agreement to the contrary, if a Service Provider is a “specified employee” as determined pursuant to Section 409A under any Company Specified Employee policy in effect at the time of the Service Provider’s “separation from service” (as determined under Section 409A) or, if no such policy is in effect, as defined in Section 409A of the Code), then, to the extent necessary to comply with, and avoid imposition on such Service Provider of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Service Provider hereunder upon or following his or her separation from service shall be delayed until the first to occur of  (i) the six (6)-month anniversary of the Service Provider’s separation from service and (ii) the Service Provider’s death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten (10)-day period following the lapsing of the delay period. No provision of this Plan or an Award Agreement shall be construed to indemnify any Service Provider for any taxes incurred by reason of Section 409A (or timing of incurrence thereof).
Section 15.13 Notices. Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Administrator, sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to its current business address and to the attention of the General Counsel of the Company or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an employee of the Company or one of its subsidiaries, to the individual’s workplace address or email address or by other means of electronic transfer acceptable to the Administrator. All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of dispatch or on the third business day after the mailing thereof.

Wednesday, May 13, 2020
9:00 a.m., Eastern Time

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 12, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SITE2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 12, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 10, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D06212-P37743

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SITEONE LANDSCAPE SUPPLY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William (Bill) W. Douglas, III
02) Jeri L. Isbell

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D06213-P37743

SITEONE LANDSCAPE SUPPLY, INC.
Annual Meeting of Shareholders
May 13, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Doug Black and Briley Brisendine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SITEONE LANDSCAPE SUPPLY, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on May 13, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side